Exhibit 10.11

Krispy Kreme Doughnut Corporation

370 Knollwood Street

Winston Salem, NC 27103

February 8, 2017

Joshua Charlesworth

5 Beacon Hill Drive

Chester, NJ 07930

Dear Josh:

You and Krispy Kreme Doughnut Corporation (the “Company”) are entering into an employment agreement, dated as of the date hereof (the “Employment Agreement”), pursuant to which you will serve as Chief Financial Officer of the Company commencing no later than April 1, 2017 (the “Effective Date”). This side letter agreement sets forth our understanding regarding certain provisions of the Employment Agreement related to the Company’s headquarters and your relocation to North Carolina.

Section 1.2 of the Employment Agreement provides that you shall work at the Company’s headquarters in Winston-Salem, North Carolina and Section 2.7 of the Employment Agreement provides that you shall relocate your principal residence to the Winston-Salem metropolitan area not later than a reasonable period of time following the date on which your employment with the Company commences. Notwithstanding Sections 1.2 and 2.7 of the Employment Agreement, the Company has notified you on a confidential basis that it is currently considering a relocation of its headquarters from Winston-Salem to the Charlotte, North Carolina metropolitan area or such other location in the state of North Carolina as the Board of the Directors of Krispy Kreme Holdings, Inc., the Company’s parent holding company, shall determine. Effective upon such relocation, you and the Company hereby mutually acknowledge and agree that Section 1.2 of the Employment Agreement as it relates to your principal place of employment shall refer to the Company’s relocated headquarters. The Company further confirms that Section 2.7 of the Employment Agreement shall not require you to relocate to the Winston-Salem metropolitan area on a permanent basis, but shall instead require you to relocate to the Charlotte, North Carolina metropolitan area or such other location in the state of North Carolina as you and the Company’s Chief Executive Officer shall mutually agree. The Company agrees that it shall reimburse you for temporary rental housing in Winston-Salem in accordance with its employee relocation policy as provided pursuant to clause (iii) of Section 2.7.1 of the Employment Agreement beyond the three month period specified therein until the date such relocation takes place.

You agree that, notwithstanding the definition of “Good Reason” in Section 5,5.2 of the Employment Agreement, the relocation of the Company’s headquarters from Winston-Salem as contemplated by this letter agreement shall not constitute Good Reason for purposes of the Employment Agreement or any other agreement between you and the Company which makes reference to such term (including but not limited to for purposes of any awards made pursuant to the Krispy Kreme Holdings, Inc. Executive Ownership Plan or the Krispy Kreme Holdings, Inc. Long-Term Incentive Plan).

All other provisions of the Employment Agreement shall remain in full force and effect and operate in accordance with their terms.

Please note that the relocation of the Company’s headquarters is highly confidential and sensitive information. Please do not divulge this information to any person, whether or not an employee of the Company, until such time as the Company has made a public announcement regarding the relocation.

If you agree that the foregoing sets forth our understanding with regard to the matters in the Employment Agreement referenced herein, please sign this letter where indicated below.

KRISPY KREME DOUGHNUT CORPORATION

/s/ Michael Tattersfield

By:	Michael Tattersfield

Title:	Chief Executive Officer

Agreed to and Accepted

/s/Joshua Charlesworth	Dated:	2/8/2017

2

KRISPY KREME DOUGHNUT CORPORATION

KEY EMPLOYEE AGREEMENT

This Key Employee Agreement (this “Agreement”) is entered into as of February 8, 2017 by and between JOSHUA CHARLESWORTH (“Executive”) and KRISPY KREME DOUGHNUT CORPORATION (the “Company”), a North Carolina corporation.

WHEREAS, the Company desires to employ Executive as its Chief Financial Officer; and

WHEREAS, the Company and Executive mutually desire to set forth the terms and conditions under which he will serve the Company as its Chief Financial Officer.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, it is hereby agreed by and between the parties hereto as follows:

1. EMPLOYMENT BY THE COMPANY.

1.1 Employment Term. Executive’s employment by the Company hereunder shall commence no later than April 1, 2017 and shall terminate in accordance with the provisions of Section 5. The date on which Executive’s employment commences hereunder is herein referred to as the “Effective Date”.

1.2 Titles and Responsibilities. Subject to terms set forth herein, Executive shall be employed by the Company in the position of Chief Financial Officer. Executive shall work at the Company’s headquarters in Winston-Salem, North Carolina. During his employment with the Company, Executive will devote his best efforts and all of his business time and attention (except for vacation periods as set forth herein and reasonable periods of illness or other incapacity permitted by the Company’s general employment policies) to the business of the Company.

1.3 Executive Positions. Executive will serve in an executive capacity, will be a senior officer of the Company and shall perform such duties as are customarily associated with his positions, consistent with the Bylaws of the Company as now constituted and as reasonably required by the Board.

1.4 Company Employment Policies. The employment relationship between the parties shall also be governed by the general employment policies and practices of the Company, including those relating to protection of confidential information and assignment of inventions, except that when the terms of this Agreement differ from or are in conflict with the Company’s general employment policies or practices, this Agreement shall control.

2. COMPENSATION AND BENEFITS.

2.1 Salary. For services to be rendered hereunder, Executive shall receive an annual base salary of not less than $700,000, less payroll withholdings and required deductions (“Base Salary”), payable on the Company’s regularly scheduled pay dates. Executive will be considered for annual increases in base salary, as determined in the sole discretion of the Board of Directors of Krispy Kreme Holdings, Inc. or any duly constituted committee thereof (the “Board”).

2.2 Annual Cash Bonus. Executive shall be eligible to participate in an annual bonus plan at a target bonus level of no less than 70% of Base Salary with the opportunity to receive a maximum annual bonus of 175% of Base Salary in accordance with the terms and conditions of the bonus plan established by the Board from time to time, with such bonus plan and bonus payments thereunder to be based on the achievement of certain specified performance criteria which may include net revenue growth, net income growth and net working capital improvement (as a percentage of net revenue), it being understood that (i) the performance criteria will be determined by the Board, in consultation with Chief Executive Officer of the Company, and (ii) the actual bonus amount will be determined by the Board based upon performance against such criteria. The annual bonus shall be paid to Executive in a lump sum within thirty (30) days from the date that Executive becomes entitled to a specific bonus amount (and no later than March 15th of the calendar year following the year in which the bonus was earned), subject to Executive’s continued employment with the Company through the last day of the calendar year with respect to which such annual bonus was earned.

Executive’s annual bonus with respect to 2017 shall be pro-rated based on the number of full months that will elapse between the Effective Date and the end of 2017.

2.3 Signing Bonus. Promptly (but no later than 90 days) following the Effective Date, the Company shall pay Executive a one-time non-recurring sign-on bonus of $587,000, which shall be repaid to Company by Executive in full in the event that Executive’s employment with the Company terminates prior to January 1, 2020, provided, however, that, if Executive’s employment terminates prior to January 1, 2020 by reason of (w) his death, (x) the termination of his employment due to disability, (y) his voluntary resignation with Good Reason (as such term is defined in Section 5.5.2) or (z) a termination of his employment by the Company without Cause (as such term is defined in Section 5.5.1), Executive shall not be required to repay to the Company any portion of the sign-on bonus granted pursuant to this Section 2.3.

2.4 Equity Compensation — Annual Long-Term Incentive Awards. With respect to each calendar year during the term of this Agreement (including 2017) and subject in each case to his continued employment through the date of grant, at or about the time that the Company makes annual grants generally to its senior officers, the Company shall award Executive that number of Restricted Stock Units (as defined under the Krispy Kreme Holdings, Inc. Long-Term Incentive Plan (the “LTI Plan”)) equal to the greatest whole number determined by dividing (i) $500,000 by (ii) the fair market value of a share of common stock of Krispy Kreme Holdings, Inc. (the “Parent”) on the date of the grant, determined in accordance with, and subject to the terms and conditions of, the LTI Plan and the applicable award agreement. The Restricted Stock Units referenced in this Section 2.4 shall be governed by the terms of the Restricted Stock Unit Award Agreement attached hereto as Exhibit A, and shall be subject to all terms and conditions of the LTI Plan.

2.5 Equity Ownership and Matching Award. Pursuant to, and subject to the terms and conditions, of the Krispy Kreme Holdings, Inc. Executive Ownership Plan (the “Ownership Plan”), Executive will purchase that number of whole Shares (as defined in the Ownership Plan) having a fair market value on the date of purchase of $3,000,000, determined in accordance with the Ownership Plan (the “Purchased Shares”). Executive’s purchase of the Purchased Shares will take place on or shortly after the Effective Date. Concurrently with Executive’s purchase of the Purchased Shares, Executive will receive a Matching Award (as defined in the Ownership Plan) of that number of Restricted Stock Units equal to the greatest whole number determined by dividing the aggregate fair market value of the Purchased Shares by the fair market value of a Share on the date of the grant. The purchase of the Purchased Shares shall be subject to the execution of the Stock Purchase Agreement attached hereto as Exhibit B and shall be subject to all terms and conditions of the Ownership Plan. The Restricted Stock Units referenced in this Section 2.5 shall be governed by the terms of the Matching Award Agreement attached hereto as Exhibit C and shall be subject to all terms and conditions of the Ownership Plan.

2.6 Loan. On the date of Executive’s purchase of the Purchased Shares, the Company or the Parent shall make a single loan to Executive in the aggregate amount of $1,500,000, subject to terms and conditions of the Loan and Security Agreement attached hereto as Exhibit D.

2.7 Housing Relocation Costs.

2.7.1 Executive shall relocate his principal residence to the Winston-Salem metropolitan area not later than a reasonable period of time following the Effective Date. To the extent not paid for by the Company directly pursuant to its employee relocation policy, the Company shall promptly reimburse Executive for the following out-of-pocket costs incurred by him in connection with such relocation (in each case in accordance with the Company’s employee relocation policy): (i) airfare and hotel costs incurred in connection with travel from New Jersey to North Carolina to view prospective rental properties or properties to purchase, (ii) the cost of professional movers to move Executive’s personal property from New Jersey to North Carolina and (iii) 3 months of temporary rental housing in the Winston-Salem metropolitan area. Executive shall also receive a one-time relocation allowance equal to $58,333.00 (i.e., one month’s salary).

2.7.2 Prior to the time at which any stock of the Company or any parent of the Company is listed to trade on an established securities market (“Publicly Traded”), the Company shall pay Executive such additional amounts as are necessary to compensate him for the income and employment taxes imposed on any reimbursement payment made pursuant to Section 2.7.1. It is understood by the parties that any expenses that are deductible by Executive for federal income and employment tax purposes shall not be subject to additional reimbursement pursuant to this Section 2.7.2. Any reimbursement for income and employment taxes under this Section 2.7.2 shall be paid to Executive as soon as practicable after such taxes are incurred, but in all events not later than the end of the calendar year following the year in which such taxes are incurred. In the event that the stock of the Company or a parent of the Company shall become Publicly Traded, the Company shall have no further obligation to reimburse Executive for any such income or employment taxes.

2.8 Other Benefits; Vacation. In addition, Executive (and, to the extent dependent coverage is afforded under the terms of such plans, his eligible dependents) shall be entitled to all rights and benefits for which he is eligible under the terms and conditions of the standard Company benefits and compensation practices which may be in effect from time to time and provided by the Company to its executives generally including, without limitation, plans providing medical, dental and life insurance coverage, on, and in accordance with, the terms and conditions specified in such plans. Executive shall be entitled to paid vacation in accordance with the Company’s policy in effect from time to time with respect thereto, subject to Executive being entitled to accrue a minimum of five weeks’ vacation for each full calendar year.

2.9 Indemnification and Insurance. Executive shall be entitled to coverage under such directors and officers liability insurance policies maintained from time to time by the Company for the benefit of its directors and officers. The Company shall indemnify and hold Executive harmless, to the fullest extent permitted by law, from and against all costs, charges and expenses (including reasonable attorneys’ fees), and shall, to the fullest extent permitted by law, provide for the advancement of expenses incurred or sustained in connection with any action, suit or proceeding to which Executive or his legal representative may be made a party by reason of Executive’s being or having been a director, officer, or employee of the Company or any of its Subsidiaries or affiliates. The provisions of this Section 2.9 shall not be deemed exclusive of any other rights to which Executive seeking indemnification may have under any by-law, agreement, vote of stockholders or directors, or otherwise. To the extent the Company shall enter into indemnification agreements with any of its directors or officers, then the Company shall offer to enter into a similar agreement with Executive.

3. CONFIDENTIAL INFORMATION, RIGHTS AND DUTIES.

3.1 Confidential Information. Executive specifically agrees that he shall not at any time, either during or subsequent to the term of Executive’s employment with the Company, in any fashion, form or manner, either directly or indirectly, unless expressly consented to in writing by the Company, use, divulge, disclose or communicate to any person or entity any confidential information of any kind, nature or description concerning any matters affecting or relating to the business of the Company or any of its affiliates, including, but not limited to, the Company’s sales and marketing methods, programs and related data, or other written records used in the Company’s business; the Company’s computer processes, programs and codes; the names, addresses, buying habits or practices of any of its clients or customers; compensation paid to other employees and independent contractors and other terms of these employment or contractual relationships; or any other confidential information of, about or concerning the business of the Company or any of its affiliates, their manner of operations, or other data of any kind, nature or description. The parties to this Agreement hereby stipulate that, as between them, the above information and items are important, material and confidential trade secrets that affect the successful conduct of the Company’s business and its good will, and that any breach of any term of this section is a material breach of this Agreement. Notwithstanding the foregoing, nothing contained in this Agreement or this Section 3.1 limits Executive’s ability to communicate with, or participate in any investigation or proceeding that may be conducted by, the U.S. Securities and Exchange Commission, the U.S. Department of Justice, U.S. Consumer Financial Protection Bureau or the U.S. Commodity Futures Trading Commission regarding possible violations of federal securities laws (including by providing documents or other information, without notice to the Company).

3.2 Company Property. Executive agrees that all office equipment, credit cards, entry cards, identification badges, keys, notebooks, documents, memoranda, reports, files, samples, books, correspondence, records, business plans, forecasts, financial information, specifications, agreements, fists or other written and graphic records, and the like, including tangible or intangible computer programs, records and data, affecting or relating to the business of the Company, that Executive might prepare, use, construct, observe, possess or control (including copies thereof, in whole or in part), shall be and shall remain the Company’s sole property (collectively “Company Property”). Upon the termination of Executive’s employment, or upon the Company’s request, Executive shall return all Company Property in his possession or control.

3.3 Non-Interference. The parties acknowledge that any wrongful interference with the Company’s business, property, confidential information, trade secrets, clients, customers, employees or independent contractors by Executive during the term of his employment shall be a material breach of this Agreement.

3.4 Remedies. Executive’s duties under Sections 3.1, 3.2, 3.3, 6 and 7 shall survive termination of Executive’s employment with the Company. The parties acknowledge that a remedy at law for any breach or threatened breach by Executive of the provisions of this Section 3, Section 6 or Section 7 would be inadequate and the harm would be irreparable, and agree that the Company shall be entitled to injunctive relief in case of any such breach or threatened breach, without posting any bond and without notice to Executive. Nothing in this Agreement shall be construed as prohibiting the Company from pursuing any other remedies at law or in equity that it may have or any other rights that it may have under any other agreement.

4. OUTSIDE ACTIVITIES.

4.1 Activities. Except with the prior written consent of the Board, Executive will not during his employment with the Company undertake or engage in any other employment, occupation or business enterprise, other than ones in which Executive is a passive investor. Notwithstanding the foregoing and provided that the following activities do not materially interfere with Executive’s duties and responsibilities as Chief Financial Officer, Executive may (i) engage in charitable and community affairs, so long as such activities are consistent with his duties and responsibilities under this Agreement and (ii) serve on the board of directors of such other companies with the prior written consent of the Chairman of the Board.

4.2 Investments and Interests. Executive agrees not to acquire, assume or participate in, directly or indirectly, any material position, investment or interest known by him to be adverse or antagonistic to the Company or any of its affiliates or their businesses or prospects, financial or otherwise.

4.3 Non-Competition. During his employment by the Company, except on behalf of the Company, Executive will not directly or indirectly, whether as an officer, director, stockholder, partner, proprietor, associate, representative, consultant, or in any capacity whatsoever engage in, become financially interested in, be employed by or have any business connection with any other person, corporation, firm, partnership or other entity whatsoever which were known by him to compete with the Company or any of its affiliates, throughout the world, in any line of business engaged in (or planned to be engaged in) by the Company or any of its affiliates.

5. TERMINATION OF EMPLOYMENT.

5.1 At-Will Employment. Executive’s employment relationship with the Company is at-will. The Company shall have the right to terminate Executive’s employment with the Company at any time, with or without “Cause” (as defined in Section 5.5.1 below), and with or without advance notice. Executive shall have the right to terminate Executive’s employment with the Company at any time, with or without “Good Reason” (as defined in Section 5.5.2 below), upon not less than 90 days’ advance written notice to the Company (which may be waived in whole or in part by the Company and which waiver shall not, for the avoidance of doubt, constitute a termination of Executive by the Company without Cause). Upon termination of employment for any reason, Executive (or Executive’s beneficiaries) shall be entitled to receive the Accrued Obligations (as defined in Section 5.2 below), and the vesting, payment and exercisability of Executive’s Restricted Stock Units shall be in accordance with the terms of the LTI Plan and Restricted Stock Unit Award Agreement or the Ownership Plan and Matching Award Agreement, as applicable.

5.2 Termination for Cause, Death or Disability or Voluntary Termination. If the Company terminates Executive’s employment at any time for Cause, or if Executive’s employment is terminated due to death or disability or if Executive voluntarily terminates his employment other than for Good Reason, Executive’s salary shall cease on the date of termination, and Executive will not be entitled to severance pay, pay in lieu of notice or any other such compensation or benefits, other than payment of salary and vacation accrued through the date of termination and other benefits as expressly required in such event by applicable law or the terms of applicable benefit plans (the “Accrued Obligations”).

5.3 Severance Benefits. In the event (i) the Company terminates Executive’s employment without Cause or (ii) if Executive terminates his employment for Good Reason, in each case, Executive shall be eligible to receive payment of Executive’s then current Base Salary on the Company’s regularly scheduled pay dates for a period of (a) one year plus (b) one additional month for each completed year that Executive has worked for the Company or an Affiliate (pro-rated for partial years of service at the discretion of the Company), subject to a maximum period of 24 months. Any severance benefits payable to Executive pursuant to this Section 5.3 shall commence on the 60th day following Executive’s termination of employment, subject to Executive signing and not revoking a Release Agreement as set forth in Section 8 below.

5.4 Cessation. If Executive violates any provision of Sections 3, 6 or 7 of this Agreement, any severance benefits provided to Executive will cease immediately, and Executive will not be entitled to any further compensation from the Company.

5.5 Definitions. For purposes of this Agreement:

5.5.1 “Cause” means (i) conviction of, a guilty plea with respect to, or a plea of nolo contendere to a charge that Executive has committed a felony under the laws of the United States or of any state or a crime involving moral turpitude, including, but not limited to, fraud, theft, embezzlement or any crime that results in or is intended to result in personal enrichment at the expense of the Company; (ii) material breach of any agreement entered into between Executive and the Company; (iii) willful misconduct or gross neglect by Executive of Executive’s duties; or (iv) engagement in any activity that constitutes a material conflict of interest with the Company.

5.5.2 “Good Reason” means the occurrence, without Executive’s express written consent (but not in connection with a termination on account of death, disability or retirement or a termination for Cause) of (i) a material reduction in Executive’s Base Salary; (ii) a material diminution in Executive’s authority, duties, or responsibilities; (iii) a material diminution in the budget over which Executive retains authority; (iv) a change by more than thirty-five (35) miles of the geographic location at which Executive must perform services; or (v) any other action or inaction that constitutes a material breach under this Agreement or any other agreement under which Executive provides services.

Prior to any termination for Good Reason, Executive must provide written notice to the Company of the existence of the Good Reason event within ninety (90) days following the initial existence of the event, and the Company shall have a period of thirty (30) days following such notice to cure the event. If the event is cured within such time period, any termination by Executive of his employment shall not be considered a termination for Good Reason.

6. RESTRICTIVE COVENANT.

In the event Executive’s employment with the Company terminates for any reason, then for one (1) year immediately following the termination date, Executive shall not, without first obtaining the prior written approval of the Company, directly or indirectly engage or prepare to engage in any activities in competition with the Company or any of its affiliates, or accept employment or establish a business relationship with a business engaged in or preparing to engage in competition with the Company or any of its affiliates, in any geographical location in which the Company or any of its affiliates as of the termination date either conducts or plans to conduct business.

If Executive violates this Section 6, it is agreed that any severance benefits otherwise due to be received by Executive after such violation will immediately cease, and further that (a) despite the cessation of such benefits, the release provided by Executive in connection with such benefits will remain in full force and effect and (b) the Company’s remedy of cessation of payment of severance benefits to Executive does not preclude any remedy available to the Company including but not limited to injunctive relief.

7. NONSOLICITATION.

While employed by the Company, and for two (2) years immediately following termination of Executive’s employment for any reason, Executive shall not directly or through others solicit, attempt to solicit, induce, or otherwise cause or engage in any action intended to encourage any employee or independent contractor or consultant to terminate his or her relationship with the Company or any of its affiliates in order to become an employee, consultant or independent contractor to or for any other person or entity. For two (2) years immediately following the termination of Executive’s employment, Executive shall not directly or indirectly solicit (for a business competitive with the Company or any of its affiliates) the business of any customer of the Company or any of its affiliates which at the time of the termination of Executive’s employment or one (1) year immediately prior thereto was listed on the Company’s or any of its affiliates’ customer list.

If Executive violates this Section 7, it is agreed that any severance benefits otherwise due to be received by Executive after such violation will immediately cease, and further that (a) despite the cessation of such benefits, the release provided by Executive in connection with such benefits will remain in full force and effect and (b) the Company’s remedy of cessation of payment of severance benefits to Executive does not preclude any remedy available to the Company including but not limited to injunctive relief.

8. RELEASE.

Prior to receiving any of the severance benefits set forth in Sections 5.3, of this Agreement, Executive shall execute and make effective a Release Agreement attached hereto as Exhibit E (the “Release”) after his termination of employment. Unless the Release is executed by Executive, delivered to the Company and becomes effective within sixty (60) days after the termination of Executive’s employment with the Company, Executive shall not receive any severance benefits from the Company.

9. IMMIGRATION MATTERS.

During the term of Executive’s employment hereunder, the Company will use all reasonable efforts to assist Executive’s application for permanent resident status in the United States with the United States Citizenship and Immigration Services. Unless and until Executive has obtained permanent resident status in the United States, Executive shall use all reasonable efforts to cooperate with the Company in (i) obtaining and maintaining during the term of Executive’s employment hereunder a valid U.S. Visa and (ii) satisfying all applicable legal requirements of the United States and other jurisdictions in connection with the foregoing.

10. GENERAL PROVISIONS.

10.1 Notices. Any notices provided hereunder must be in writing and shall be deemed effective upon the earlier of personal delivery (including personal delivery by facsimile transmission) or the third day after mailing by first class mail, to the Company at its primary office location and to Executive at his address as listed on the Company payroll.

10.2 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provisions had never been contained herein.

10.3 Withholding. All payments to Executive made hereunder shall be made less applicable payroll withholdings and other required deductions.

10.4 Waiver. If either party should waive any breach of any provisions of this Agreement, he or it shall not thereby be deemed to have waived any preceding or succeeding breach of the same or any other provision of this Agreement.

10.5 Complete Agreement. This Agreement, together with the plan and award agreements evidencing the equity awards described in Section 2.3 of this Agreement, constitutes the entire agreement between Executive and the Company and is the complete, final, and exclusive embodiment of their agreement and supersedes any prior agreement written or otherwise between Executive and the Company with regard to this subject matter. This Agreement is entered into without reliance on any promise or representation other than those expressly contained herein, and it cannot be modified or amended except in a writing signed by Executive and a duly authorized member of the Board.

10.6 Counterparts; Facsimile, Digital or Electronic Signatures. This Agreement may be executed in separate counterparts, any one of which need not contain signatures of more than one party, but all of which taken together will constitute one and the same Agreement. This Agreement may be transmitted and/or signed by facsimile, digital, or electronic transmission and/or signature. The effectiveness of any such signatures shall have the same force and effect as manually-signed originals and shall be binding on all parties to this Agreement.

10.7 Headings. The headings of the sections hereof are inserted for convenience only and shall not be deemed to constitute a part hereof nor to affect the meaning thereof

10.8 Successors and Assigns. This Agreement is intended to bind and inure to the benefit of and be enforceable by Executive, the Company and their respective successors, assigns, heirs, executors and administrators, except that Executive may not assign any of his duties hereunder and he may not assign any of his rights hereunder without the written consent of the Company, which shall not be withheld unreasonably.

10.9 Attorneys’ Fees. If either party hereto brings any action to enforce his or its rights hereunder, the prevailing party in any such action shall be entitled to recover his or its reasonable attorneys’ fees and costs incurred in connection with such action.

10.10 Arbitration. To provide a mechanism for rapid and economical dispute resolution, Executive and the Company agree that any and all disputes, claims, or causes of action, in law or equity, arising from or relating to this Agreement or its enforcement, performance, breach, or interpretation, will be resolved, to the fullest extent permitted by law, by final, binding, and confidential arbitration held in Minneapolis, Minnesota and conducted by Judicial Arbitration & Mediation Services/Endispute (“JAMS”), or its successor, under its then-existing Rules and Procedures. Executive acknowledges that by agreeing to this arbitration procedure, both Executive and the Company waive the right to resolve any such dispute through a trial by jury or judge or administrative proceeding. The arbitrator shall: (a) have the authority to compel adequate discovery for the resolution of the dispute and to award such relief as would otherwise be permitted by law; and (b) issue a written arbitration decision including the arbitrator’s essential findings and conclusions and a statement of the award. The arbitrator shall be authorized to award any or all remedies that Executive or the Company would be entitled to seek in a court of law. The Company shall pay all JAMS’ arbitration fees in excess of those which would be required if the dispute were decided in a court of law. Nothing in this Section 10.9 is intended to prevent either Executive or the Company from obtaining injunctive relief in court to prevent irreparable harm pending the conclusion of any such arbitration.

10.11 Governing Law. All questions concerning the construction, validity and interpretation of this Agreement will be governed by the law of the State of North Carolina.

10.12 Section 409A. The intent of the parties is that payments and benefits under this Agreement comply with Section 409A of the Internal Revenue Code (“Section 409A”), to the extent subject thereto, and accordingly, to the maximum extent permitted, this Agreement shall be interpreted and administered to be in compliance therewith. Notwithstanding anything contained herein to the contrary, Executive shall not be considered to have terminated employment with the Company for purposes of any payments under this Agreement which are subject to Section 409A until Executive has incurred a “separation from service” from the Company within the meaning of Section 409A. Each amount to be paid or benefit to be provided under this Agreement shall be construed as a separate identified payment for purposes of Section 409A. Without limiting the foregoing and notwithstanding anything contained herein to the contrary, to the extent required in order to avoid an accelerated or additional tax under Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided to Executive during the six-month period immediately following Executive’s separation from service shall instead be paid on the first business day after the date that is six months following Executive’s separation from service (or, if earlier, Executive’s date of death). To the extent required to avoid an accelerated or additional tax under Section 409A, amounts reimbursable to Executive shall be paid to Executive on or before the last day of the year following the year in which the expense was incurred and the amount of expenses eligible for reimbursement (and in kind benefits provided to Executive) during one year may not affect amounts reimbursable or provided in any subsequent year. The Company makes no representation that any or all of the payments described in this Agreement will be exempt from or comply with Section 409A and makes no undertaking to preclude Section 409A from applying to any such payment, but agrees to take reasonable actions to avoid noncompliance with Section 409A.

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IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

KRISPY KREME DOUGHNUT CORPORATION

By: Michael Tattersfield, Chief Executive Officer

/s/ Michael Tattersfield, Chief Executive Officer

ACCEPTED AND AGREED

JOSHUA CHARLESWORTH

/s/ Joshua Charlesworth

Exhibit A — Restricted Stock Unit Award Agreement

Exhibit B — Stock Purchase Agreement

Exhibit C — Matching Award Agreement

Exhibit D — Loan and Security Agreement

Exhibit E — Release Agreement

EXHIBIT A

Restricted Stock Unit Award Agreement

[attached]

RESTRICTED STOCK UNIT AWARD

TERMS AND CONDITIONS

UNDER

KRISPY KREME HOLDINGS, INC. LONG-TERM INCENTIVE PLAN

(AS EFFECTIVE NOVEMBER 18, 2016)

This instrument (the “Terms and Conditions”) evidences the grant effective on the date (the “Grant Date”) set forth in your notice of grant (the “Grant Notice”) of an award of Restricted Stock Units (the “Restricted Stock Units”) by Krispy Kreme Holdings, Inc., a Delaware corporation (the “Company”). Any term capitalized but not defined in these Terms and Conditions will have the meaning set forth in the Krispy Kreme Holdings, Inc. Long-Term Incentive Plan (the “Plan”).

1.

Restricted Stock Unit Grant. In accordance with the terms of the Plan and subject to these Terms and Conditions, as of the Grant Date you are hereby granted Restricted Stock Units in respect of the number of the Company’s Shares set forth in the Grant Notice. The Restricted Stock Units, and any Shares acquired upon settlement thereof, are subject to the following terms and conditions and to the provisions of the Plan, the terms of which are incorporated by reference herein.

2.	Vesting Period.

(a)	In General. The Restricted Stock Units shall vest on the 54-month anniversary of the Grant Date provided that you have remained in continuous Service through such date.

(b)	Death or Disability. The Restricted Stock Units shall vest in full in the event of your termination of Service by reason of death or Disability.

(c)

Retirement: Specified Termination. If before the Restricted Stock Units have otherwise become vested your Service terminates by reason of Retirement or a Specified Termination, then the Restricted Stock Units shall (i) immediately become vested with respect to the Applicable Fraction of the Restricted Stock Units, and (ii) be immediately forfeited and canceled with respect to the remaining Restricted Stock Units. For purposes of applying the Applicable Fraction to the Restricted Stock Units under this Section 2(c), the numerator shall be the number of full months elapsed between the applicable Grant Date and the date of your termination, and the denominator shall be fifty four (54).

(d)

Change in Control. In the event of a Change in Control, any Restricted Stock Units then outstanding shall continue in effect or shall become vested and payable, in either case, as provided in, and subject to the conditions of, Section 4.

3.	Settlement of Restricted Stock Units.

(a)

Timing of Settlement. If the Shares are Publicly Traded on or prior to the date at which Restricted Stock Units vest, the Shares related to such vested Restricted Stock Units shall be delivered promptly (and in all events within 60 days) following the date such Restricted Stock Units have become vested, unless such Restricted Stock Units are deferred compensation subject to Section 409A of the Code and were at any time potentially payable in accordance with the immediately following sentence. If the Restricted Stock Units vest at any time the Shares are not Publicly Traded, such Restricted Stock Units shall be settled during the first Window Period coincident with or next following the earliest date at which Restricted Stock Units become vested (but, with respect to any Restricted Stock Units that are not deferred compensation subject to Section 409A of the Code by reason of being short-term deferral, in no event later than the March 15 of the calendar year immediately following the year in which such Restricted Stock Units become vested). Any Restricted Stock Units that are deferred compensation subject to Section 409A of the Code and which were granted at a time that the Shares were not Publicly Traded shall be delivered at the time that they would have been delivered pursuant to the immediately preceding sentence, regardless of whether the Shares are Publicly Traded at the date of settlement, and assuming that there are always two Valuation Dates each year, as of June 30 and as of December 31.

(b)

Irrevocable Proxy. As a condition to receiving any Shares in settlement of any vested Restricted Stock Units, the Committee may require at any time (including after the Shares have been issued to you) that you execute an irrevocable proxy in favor of such Person(s) as the Committee shall specify, in such form as the Committee shall prescribe.

(c)

Withholding Obligation. Upon settlement of any Restricted Stock Units, any applicable Withholding Tax must be satisfied either (i) by you paying the amount of required Withholding Tax to the Company in cash, (ii) by you delivering to the Company that number of whole Matured Shares having a Fair Market Value at least equal to the amount of the required Withholding Tax, (iii) from the Shares issuable in respect of the Restricted Stock Units or (iv) by a combination of the foregoing; provided, however, that if and to the extent that the Withholding Tax is satisfied using Shares issuable in settlement of the Restricted Stock Units and if necessary to avoid an adverse financial accounting consequence for the Company, the applicable Withholding Tax shall be based on the minimum amount required to be withheld at applicable law. If you elect not to satisfy the Withholding Tax using Shares in settlement of the Restricted Stock Units, but do not otherwise satisfy the amount of required Withholding Tax by delivery of cash or Matured Shares to the Company, the Company will withhold from the Shares to be delivered the minimum amount of funds required to cover any Withholding Tax required to be withheld by the Company by reason of such settlement.

4.	Change in Control.

(a)

Double Trigger Protection Upon a Change in Control. In the event of a Change in Control, unless otherwise determined by the Committee prior to the occurrence of a Change in Control, the Company shall take all actions necessary or appropriate to assure that each Award outstanding under the Plan shall be honored or assumed, or new rights substituted therefor (such honored, assumed or substituted award hereinafter called an “Alternative Award”) by the entity for which you will be performing Service immediately following the Change in Control (or the parent or a subsidiary of such entity); provided that any such Alternative Award must provide that if your Service is terminated upon or following such Change in Control OD by the Company other than for Cause or (y) by you for Good Reason, in either case, within 24 months following the Change in Control, your rights under each such Alternative Award shall become fully vested and payable in accordance with its otherwise applicable terms (including, without limitation, provisions similar to Section 4(d) hereof). In addition, any such Alternative Award granted to you must

(i)

provide you with rights and entitlements substantially equivalent to or better than the rights and entitlements applicable under the corresponding Award, including, but not limited to, an identical or better vesting schedule and identical or better timing and methods of payment (including all provisions applicable in respect of such Award that provide for accelerated vesting); and

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(ii)	have substantially equivalent economic value to such Award (as determined by the Committee as constituted immediately prior to the Change in Control).

(b)

Accelerated Vesting and Payment. Notwithstanding the provisions of Section 4(a), the Committee may otherwise determine that, upon the occurrence of a Change in Control, all or any portion of the Restricted Stock Units that are then still outstanding shall become vested and shall be immediately payable in Shares (or, if so directed by the Committee, cash in an amount equal to the Fair Market Value of the Shares that would otherwise have been deliverable to you).

(c)

Deferred Compensation Subject to Section 409A. Notwithstanding the foregoing provisions of this Section 4, if you are or will become eligible for Retirement prior to the date that the Restricted Stock Units would otherwise vest in accordance with the terms hereof (“Retirement Eligible Units”), such Restricted Stock Units shall not become payable at the time specified under the provisions of Section 4(a) or 4(b). Instead, to the extent that any such Retirement Eligible Units become vested in accordance with the terms of the Plan or these Terms and Conditions (including Section 4(a) or 4(b)), such Restricted Stock Units shall be payable at the time that they would otherwise have been payable without regard to the occurrence of a Change in Control.

(d)	Provisions Related to Golden Parachute Excise Tax.

(i)

Change in Control When the Shares are Not Publicly Traded. Notwithstanding anything to the contrary contained in these Terms and Conditions, to the extent that, upon a Change in Control prior to the time at which the Shares have become Publicly Traded, any of the payments and benefits provided for under the Plan, any Award Agreement or any other agreement or arrangement between the Company or any of its Affiliates and you (collectively, the “Payments”) would constitute a “parachute payment” within the meaning of section 280G of the Code (a “Parachute Payment”), the amount of such Payments shall be reduced to the amount (the “Safe Harbor Amount”) that would result in no portion of the Payments being treated as an excess parachute payment pursuant to section 280G of the Code (the “Excise Tax”). If, upon a Change in Control prior to the time at which the Shares have become Publicly Traded, the Parachute Payments that would otherwise be reduced or eliminated, as the case may be, pursuant to this Section 4(d)(i) could be paid without the loss of a deduction under Section 280G of the Code if the shareholder approval exception to treatment as a Parachute Payment can be and is satisfied, then the Company shall use its reasonable best efforts to cause such Parachute Payments to be submitted for such approval in accordance with Section 280G(b)(5)(B) prior to the Change in Control giving rise to such Parachute Payments. If such approval is received, any reduction or forfeiture pursuant to the Section 4(d)(i) shall be reversed, and the subject amount shall be payable to you without regard to this Section 4(d).

(ii)

Change in Control When the Shares are Publicly Traded. If upon a Change in Control occurring at any time that the Shares are Publicly Traded, any Payments would constitute Parachute Payments, then, if and solely to the extent that reducing the benefits payable hereunder would result in your receiving a greater

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amount, on an after-tax basis, taking into account any Excise Tax and all applicable income, employment and other taxes payable on such amounts, the amounts payable hereunder shall be reduced or eliminated, as the case may be, so that the total amount of Parachute Payments received by you do not exceed the Safe Harbor Amount.

(iii)

Order of Reduction in Payments. Any reduction in the amount of compensation or benefits effected pursuant to this Section 4 shall first come, in order and, in each case, solely to the extent necessary, from any cash severance benefits payable to you, then from any other payments which are treated in their entirety as Parachute Payments and then from any other Parachute Payments payable to you.

5.	Nontransferability of Restricted Stock Units; Transferability of Shares.

(a)

The Restricted Stock Units granted hereby may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent or distribution and all rights with respect to the Restricted Stock Units shall be available during your lifetime only to you or your guardian or legal representative. The Committee may, in its sole discretion, require your guardian or legal representative to supply it with evidence the Committee deems necessary to establish the authority of the guardian or legal representative to act on behalf of you.

(b)

Shares issued in settlement of Restricted Stock Units cannot be sold, exchanged, conveyed or in any way transferred other than (i) to the Company, (ii) by will or the laws of descent and distribution, (iii) pursuant to the exercise of a Tag-Along Right or Drag-Along Right or (iv) to a Permitted Transferee. The Company will not be required (i) to transfer on its books any Shares that have been sold or transferred, or (ii) to treat as the owner of such Shares, to accord the right to vote as such an owner or to pay dividends to any transferee to whom such Shares have been transferred in violation of the Plan or these Terms and Conditions.

6.	Put Right.

(a)

In Service. During any Window Period following any Valuation Date occurring at least five years after the Grant Date of the Restricted Stock Units and while you are still in Service, you shall have the right to require the Company to purchase at their then current Fair Market Value any or all of your Matured Shares that were acquired in connection with the vesting of Restricted Stock Units.

(b)

Following Termination of Service. If your Service with the Company and its Affiliates terminates due to death, Disability, Retirement or a Specified Termination, you (or your representative or Participant Permitted Transferees) can require the Company to purchase any or all of your Matured Shares that were acquired in connection with the vesting of Restricted Stock Units by delivery of a put notice during any Window Period occurring immediately following any of the three Valuation Dates coincident with or next following the date of your separation from Service. If your Service with the Company and its Affiliates terminates for any other reason than one specified in the immediately preceding sentence, you (or your representative or Permitted Transferees) can require the Company to purchase any or all of your Matured Shares that were acquired upon settlement of any Restricted Stock Units by delivery of a put notice during the Window Period occurring

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immediately following the Valuation Dates coincident with or next following the date of your separation from Service or, to the extent that the Shares held by such person at such time are not Matured Shares, in the next Window Period in which the Shares are Matured Shares. If your Service is terminated by the Company or any of its Affiliates for Cause, then the put price shall be an amount equal to the lower of (i) your cost and (ii the Fair Market Value determined as of the applicable Valuation Date. For this purpose, cost with respect to Shares issued upon settlement of Restricted Stock Units will mean the value included in your income at the time the corresponding Shares were distributed to you. In all other cases, the put right shall be at the Fair Market Value determined at the applicable Valuation Date.

7.

Call Right of the Company Following Termination of Service. The Company shall have the right to repurchase (i.e., “call”) from you and, if such right shall be exercised, you shall sell to the Company, all of your Matured Shares during the Window Period immediately following either of the two Valuation Dates next following the date your Service with the Company and its Affiliates terminates. If your Service is terminated by the Company or any of its Affiliates for Cause, then the call price shall be an amount equal to the lower of (i) your cost and (ii) the Fair Market Value determined as of the applicable Valuation Date. For this purpose, cost with respect to the Restricted Stock Units shall mean the value included in your income at the time the corresponding Shares were distributed to you. In all other cases, the call right shall be at the Fair Market Value determined at the applicable Valuation Date.

8.	Payment of Purchase Price upon Put or Call.

(a)

General Rule. Except as otherwise provided herein, the purchase price in respect of the exercise of any put right pursuant to Section 6 or call right pursuant to Section 7 shall be payable in a single lump sum in cash within 30 days of the date such right is exercised.

(b)

Limitation of Cash Payments. Notwithstanding the put and call rights specified in Sections 6 and 7, or the provisions of Section 8(a) of these Terms and Conditions, no put or call may be exercised if doing so at such time would cause the Company to be in breach of any provision of any financing agreement. If any such put or call right can be exercised without a breach so long as the consideration paid for the Matured Shares is in the form of a promissory note (rather than cash), the put or call shall be effected for a promissory note (with interest at a rate consistent with then prevailing interest rates, as determined by the Committee, but in no event less than the then prevailing applicable federal rate) payable when, and to the extent, that cash payments can be made without the occurrence of such a breach. If a promissory note cannot be used without a breach, the put or call right will be suspended and be eligible to be exercised during the Window Period immediately following the first Valuation Date at which it can be exercised (for cash or for a promissory note) without breaching any such financing agreement.

(c)

Alternative Means of Payment. The Company may elect either to suspend any put right and/or to pay the proceeds payable upon the exercise of any put or call via a promissory note (with interest at a rate consistent with then prevailing interest rates, as determined by the Committee, but in no event less than the then prevailing applicable federal rate) if the total cash payable in respect of all puts and calls occurring during the current Window Period, together with any puts and calls exercised during any prior Window Period that the Committee specifies shall be included in determining whether the aggregate cap is exceeded, would exceed $10,000,000 (or such greater or lesser dollar amount that the Committee shall specify from time to time, provided that any change to reduce the

5

amount available shall be decided in the year prior to the year in which it becomes effective). If this cap is exceeded (or any comparable cap applicable under a financing agreement), any cash available with respect to such Window Period date shall be applied in the following order of priority:

i)	to satisfy any promissory note previously issued in connection with the redemption or repurchase of any Shares;

ii)	to satisfy any put exercised following the death, Disability, Retirement or Specified Termination of a Participant under the Plan or the Krispy Kreme Holdings, Inc. Executive Ownership Plan;

iii)	to satisfy any call exercised following a termination of Service; and

iv)	to satisfy any in-Service put.

If there is not sufficient cash to satisfy all claims in the same order of priority, then the available cash will be applied pro-rata to all claims in the same priority category, based on the gross amounts owed.

9.	Tag-Along Right.

(a)

If one or more shareholders of the Company (the “Selling Shareholders”) propose to transfer securities in the Company in a transaction that, if consummated, would constitute a Change in Control, you will have the right (the “Tag-Along Right”) to require the proposed acquirer to purchase from you the same proportion of your Shares as the proportion that the value of the securities in the Company being transferred by the Selling Shareholders pursuant to the Change in Control bears to the value of all of the securities in the Company held by the Selling Shareholders. Any Shares purchased from you pursuant to this Section 9 shall be paid for at a price based upon and proportional to the price offered to the Selling Shareholders for their securities of the same class, and upon the same terms and conditions (the “Transfer Terms”) as such proposed transfer by the Selling Shareholders.

(b)

The Selling Shareholders shall promptly notify you in writing in the event they propose to make a transfer giving rise to the Tag-Along Right, and shall furnish you with the Transfer Terms and a copy of any written offer or agreement pertaining thereto. The Tag-Along Right may be exercised by you by delivery of a written notice (the “Tag-Along Notice”) to each Selling Shareholder proposing to sell Shares of the Company within fifteen (15) days following its receipt of such notice from such Selling Shareholder. The Tag-Along Notice shall state the name and address of the proposed purchaser, the number of Shares that you propose to include in such transfer to the proposed purchaser and a computation of the purchase price applicable to you. In the event the proposed purchaser does not purchase the specified amount of Shares from you on the Transfer Terms, and subject to the same terms and conditions as are applicable to the Selling Shareholders in such transaction, then the Selling Shareholders shall not be permitted to sell any securities of the Company to the proposed purchaser in the proposed transfer.

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10.	Drag-Along Right.

(a)

If one or more Selling Shareholders propose to transfer securities in the Company in a transaction that, if consummated, would constitute a Change in Control, the Selling Shareholders will have the right (the “Drag-Along Right”) to require you to tender for purchase any Shares then held by you for the same consideration as applies to the beneficial owners of the Company’s outstanding Shares. Any Shares purchased from you pursuant to this Section 10 shall be paid for at a price based upon and proportional to the price offered to the Selling Shareholders for their securities of the same class, and upon the same terms and conditions as such proposed transfer by the Selling Shareholders.

(b)

If the Selling Shareholders elect to exercise the Drag-Along Right, then they shall so notify you in writing (the “Drag-Along Notice”). The Drag-Along Notice shall set forth the name and address of the proposed purchaser, the proposed amount and form of consideration and other Transfer Terms offered by the proposed purchaser, the aggregate securities proposed to be purchased by such purchaser, and the price applicable to you.

(c)

All transfers of Shares pursuant to the Drag-Along Right shall be effected within thirty (30) days after the date of the Drag-Along Notice. Upon the receipt of a Drag-Along Notice, you shall be entitled and obligated to transfer your Shares to the proposed purchaser on terms consistent with the Transfer Terms; provided, however, that neither the Selling Shareholders nor you shall consummate the sale of any Shares or other securities in the Company if the proposed purchaser does not purchase all Shares and other securities of the Company which the Selling Shareholders and you are entitled or obligated to transfer pursuant hereto.

11.	Lapse of Effectiveness. In the event that the Common Stock shall become Publicly Traded, the provisions of Sections 5(b), 6, 7, 9 and 10 shall cease to apply.

12.

No Limitation on Rights of the Company. The grant of the Restricted Stock Units does not and will not in any way affect the right or power of the Company to make adjustments, reclassifications or changes in its capital or business structure, or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets.

13.

Plan and Terms and Conditions Not a Contract of Employment or Service. Neither the Plan nor these Terms and Conditions are a contract of employment or Service, and no terms of your employment or Service will be affected in any way by the Plan, these Terms and Conditions or related instruments, except to the extent specifically expressed therein. Neither the Plan nor these Terms and Conditions will be construed as conferring any legal rights on you to continue to be employed or remain in Service with the Company, nor will it interfere with any right of the Company or any of its affiliates to discharge you or to deal with you regardless of the existence of the Plan, these Terms and Conditions or the Restricted Stock Units.

14.

Participant to Have No Rights as a Shareholder. Before the date as of which you are recorded on the books of the Company as the holder of any Shares related to the Restricted Stock Units, you will have no rights as a shareholder by reason of this award of Restricted Stock Units.

15.

Continued Effect of Award Agreement. To the extent that the Plan or these Terms and Conditions contain provisions that are intended to have effect after the date(s) as of which your rights in respect to the Restricted Stock Unit award have become vested (including, but not limited to, following the date of your termination of Service), this Restricted Stock Unit award and any Shares issued in respect of such Restricted Stock Unit award shall continue to be subject to the terms of the Plan and these Terms and Conditions

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16.	Securities Law Requirements.

(a)

If at any time the Committee determines that issuing Shares would violate applicable securities laws, the Company will not be required to issue such Shares. The Committee may declare any provision of these Terms and Conditions or action of its own null and void, if it determines the provision or action fails to comply with the short-swing trading rules. As a condition to issuance, the Company may require you to make written representations it deems necessary or desirable to comply with applicable securities laws.

(b)

In addition the transfer restrictions and limitations applicable under Section 3(a), no Person who acquires Shares under these Terms and Conditions may sell the Shares, unless they make the offer and sale pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), which is current and includes the Shares to be sold, or an exemption from the registration requirements of the Securities Act.

17.

Notice. Any notice or other communication required or permitted under these Terms and Conditions must be in writing and must be delivered personally, sent by certified, registered or express mail, or sent by overnight courier, at the sender’s expense. Notice will be deemed given when delivered personally or, if mailed, three (3) days after the date of deposit in the United States mail or, if sent by overnight courier, on the regular business day following the date sent. Notice to the Company should be sent to:

Krispy Kreme Holdings, Inc.

do Krispy Kreme Doughnut Corporation

370 Knollwood Street

Winston Salem, NC 27103

Attn: Corena Norris-McCluney

Notice to you should be sent to the address on file with the Company. Either party may change the Person and/or address to which the other party must give notice under this Section 17 by giving such other party written notice of such change, in accordance with the procedures described above.

18.

Successors. All obligations of the Company under these Terms and Conditions will be binding on any successor to the Company, whether the existence of the successor results from a direct or indirect purchase of all or substantially all of the business of the Company, or a merger, consolidation, or otherwise.

19.

Governing Law. To the extent not preempted by federal law, these Terms and Conditions will be construed and enforced in accordance with, and governed by, the laws of the State of Delaware, without giving effect to its conflicts of law principles that would require the application of the law of any other jurisdiction.

20.

Plan Document Controls. The rights granted under these Terms and Conditions are in all respects subject to the provisions set forth in the Plan to the same extent and with the same effect as if set forth fully in these Terms and Conditions. If the terms of these Terms and Conditions conflict with the terms of the Plan document, the Plan document will control.

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21.

Amendment. These Terms and Conditions may be amended unilaterally by the Company to the extent determined by the Committee and permitted under the Plan, or by a written instrument signed by both parties.

22.

Entire Agreement. These Terms and Conditions, together with the Plan, constitute the entire obligation of the parties with respect to the subject matter of these Terms and Conditions and supersede any prior written or oral expressions of intent or understanding with respect to such subject matter.

23.

Administration. The Committee administers the Plan and these Terms and Conditions. Your rights under these Terms and Conditions are expressly subject to the terms and conditions of the Plan, including any guidelines the Committee adopts from time to time. You hereby acknowledge receipt of a copy of the Plan.

24.

Section 409A. The Restricted Stock Units awarded pursuant to these Terms and Conditions are intended to comply with or, in the alternative, be exempt from Section 409A. Any reference to a termination of Service shall be construed as a “separation from service” for purposes of Section 409A.

25.

Data Protection. By accepting the award of Restricted Stock Units, you hereby agree to permit the Company and its affiliates to process personal data and sensitive personal data about you in connection with the Plan. Such data includes, but is not limited to, the information provided hereunder and any changes thereto, other appropriate personal and financial data, and information about your participation in the Plan and the Restricted Stock Units granted to you under the Plan from time to time (collectively, “Personal Data”). You consent to each and any of the Company and its affiliates processing and transferring any Personal Data outside the country in which you work or are employed to the United States and any other third countries. The legal persons for whom Personal Data is intended include the Company and its affiliates, the Committee and the Parent Board, any administrator selected from time to time to administer the Plan, and any other person or entity that the Company, the Committee or the Parent Board involves in the administration of the Plan. Each of the Company and its affiliates will take all reasonable measures to keep Personal Data confidential and accurate. You can access and correct their Personal Data by contacting your human resources representative. By accepting participation in the Plan, you agree and acknowledge that the transfer of information is important to the administration of the Plan and failure to consent to the transmission of that information may limit your ability to participate in the Plan.

KRISPY KREME HOLDINGS, INC.

By:

Name: Joachim Creus
Title: President

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EXHIBIT B

Stock Purchase Agreement

[attached]

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement, dated as                                 , 2017 (the “Agreement”), is made by and between Krispy Kreme Holdings, Inc., a Delaware corporation (the “Company”), and Joshua Charlesworth (the “Purchaser”).

SECTION 1. PURCHASE AND SALE OF APPLICABLE COMMON STOCK

(a) In General. Subject to all of the terms of this Agreement and pursuant to the Plan (as defined below), at the Closing, the Purchaser shall purchase, and the Company shall sell, the aggregate number of shares of the common stock of the Company (“Applicable Common Stock”) set forth on the signature page hereof (the “Shares”), at the Fair Market Value of the Shares as of the date this Agreement is executed, as set forth on the signature page hereof.

(b) Condition to Sale. Notwithstanding anything in this Agreement to the contrary, the Company shall have no obligation to sell any Applicable Common Stock to the Purchaser if he or she is not an Eligible Employee or Director at the time such stock is to be sold or if he or she is a resident of a jurisdiction in which the sale of Applicable Common Stock to him or her would constitute a violation of the securities, “blue sky” or other laws of such jurisdiction.

(c) Capitalized terms used but not defined herein shall have the meaning set forth in the Krispy Kreme Holdings, Inc. Executive Ownership Plan (the “Plan”).

SECTION 2. THE CLOSING

(a) Time and Place. The Company shall determine the time and place of the closing of the purchase and sale of the Shares (the “Closing”).

(b) Delivery by the Purchaser. At or prior to the Closing, the Purchaser shall deliver to the Company the aggregate purchase price for the Shares in a form acceptable to the Company.

(c) Delivery by the Company. At the Closing, the Company shall register the Shares in the name of the Purchaser and, if the Shares are certificated, any certificates relating to the Shares shall be held by the Secretary of the Company or his or her designee on behalf of the Purchaser. The foregoing sentence shall not apply to the extent that the Shares are pledged to the Company as security for any indebtedness of the Purchaser, in which case the Shares shall be registered and held as provided in the applicable Loan Agreement.

SECTION 3. PURCHASER’S REPRESENTATIONS AND WARRANTIES

(a) Access to Information, Etc. The Purchaser represents, warrants and covenants as follows:

(i) the Purchaser has carefully reviewed any materials furnished to the Purchaser in connection with the offer to purchase shares of Applicable Common Stock pursuant to this Agreement;

(ii) the Purchaser has had an adequate opportunity to consider whether or not to purchase any of the Applicable Common Stock offered to the Purchaser, and to discuss such purchase with the Purchaser’s legal, tax and financial advisors;

(iii) the Purchaser understands the terms and conditions that apply to the Shares and the risks associated with an investment in the Shares;

(iv) the Purchaser has a good understanding of the English language;

(v) the Purchaser is, and will be at the Closing, an officer, director or employee of the Company or one of its Affiliates;

(vi) if the Purchaser is married, the Purchaser’s spouse has executed and delivered to the Company a Spousal Waiver in the form attached hereto as Exhibit A, with the respect to the Shares;

(vii) the Purchaser is, and will be at the Closing, a resident of the jurisdiction indicated as his or her address set forth on the signature page of this Agreement; and

(viii) the Purchaser is an “accredited investor” as such term is defined in Rule 501(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

(b) Ability to Bear Risk. The Purchaser represents and warrants as follows:

(i) the Purchaser understands that the transfer restrictions that apply to the Shares may effectively preclude the transfer of any of the Shares prior to the date upon which the Applicable Common Stock first becomes Publicly Traded (the “Public Market Date”);

(ii) the financial situation of the Purchaser is such that he or she can afford to bear the economic risk of holding the Shares for an indefinite period;

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(iii) the Purchaser can afford to suffer the complete loss of his or her investment in the Shares; and

(iv) the Purchaser understands that the Company’s financing agreements may restrict the ability of the Company to repurchase the Shares pursuant to the Plan and that the Company and its subsidiaries may enter into or amend, refinance or enter into new financing agreements without the consent of the Purchaser and without regard to the impact on the Company’s ability to repurchase the Shares.

(c) Voluntary Purchase. The Purchaser represents and warrants that the Purchaser is purchasing the Shares voluntarily.

(d) No Right to Awards. The Purchaser acknowledges and agrees that the sale of the Shares should not be construed as creating any obligation on the part of the Company or any of its Affiliates to offer any securities in the future.

(e) Investment Intention. The Purchaser represents and warrants that the Purchaser is acquiring the Shares solely for his or her own account for investment and not on behalf of any other person or with a view to, or for sale in connection with, any distribution of the Shares.

(f) Securities Law Matters. The Purchaser acknowledges and represents and warrants that the Purchaser understands that:

(i) the Shares have not been registered under the Securities Act or any state or non-United States securities or “blue sky” laws;

(ii) it is not anticipated that there will be any public market for the Shares;

(iii) the Shares must be held indefinitely and the Purchaser must continue to bear the economic risk of the investment in the Shares unless the Shares are subsequently registered under applicable securities and other laws or an exemption from registration is available;

(iv) the Company is under no obligation to register the Shares or to make an exemption from registration available; and

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(v) until such time as the restrictions on transferability set forth in the Plan terminate, a restrictive legend shall be placed on any certificates representing the Shares that makes clear that the Shares are subject to such restrictions and a notation shall be made in the appropriate records of the Company or any transfer agent indicating that the Shares are subject to such restrictions.

(g) Voting Proxy. By entering into this Agreement and purchasing the Shares, during the period beginning as of the date hereof and ending upon the Public Market Date, the Purchaser hereby irrevocably grants to and appoints the persons identified from time to time by the Committee or the Board as the Purchaser’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of the Purchaser, to vote or act by unanimous written consent with respect to the Purchaser’s Shares. The Purchaser hereby affirms that the irrevocable proxy set forth in this Section 3(g) will be valid until the Public Market Date and is given as a condition to the rights conveyed to the Purchaser under this Agreement. The Purchaser hereby further affirms that the proxy hereby granted shall be irrevocable and shall be deemed coupled with an interest and shall extend until the Public Market Date or, if earlier, the last date permitted by law. For the avoidance of doubt, except as expressly contemplated by this Section 3(g), the Purchaser has not granted a proxy to any Person to exercise the rights of the Purchaser under this Agreement or any other agreement relating to the Shares to which the Purchaser is a party.

SECTION 4. RESTRICTION ON TRANSFER OF SHARES. The Purchaser acknowledges that the Shares may not be transferred except as expressly provided by the terms of the Plan as in effect on the date hereof, which are incorporated by reference herein. In the event that there occurs a transfer of the Purchaser’s Shares by will or by the laws of descent and distribution, or as otherwise permitted by the Company (including for any transfers for estate-planning purposes), each transferee shall be subject to the same repurchase rights, transfer and other restrictions on such Shares that are contained in the Plan and that are incorporated by reference herein.

SECTION 5. PURCHASER’S PUT RIGHTS. The Purchaser shall have the put rights in respect of the Shares provided by Section 9.4 of the Plan as in effect on the date hereof, the terms of which are incorporated by reference herein.

SECTION 6. CALL RIGHT OF THE COMPANY FOLLOWING TERMINATION OF SERVICE. The Company shall have the call rights in respect of the Shares provided by Section 9.5 of the Plan as in effect on the date hereof, the terms of which are incorporated by reference herein.

SECTION 7. PAYMENT OF PURCHASE PRICE UPON PUT OR CALL. Payment of the purchase price upon the exercise of a put right by the Purchaser pursuant to Section 9.4 of the Plan as in effect on the date hereof or a call right by the Company pursuant to Section 9.5 of the Plan as in effect on the date hereof shall be made in accordance with payment provisions of Section 9.6 of the Plan as in effect on the date hereof, the terms of which are incorporated by reference herein.

SECTION 8. “TAG-ALONG” RIGHTS AND “DRAG-ALONG” RIGHTS. If one or more shareholders of the Company (the “Selling Purchasers”) propose to transfer securities in the Company in a transaction that, if consummated, would constitute a Change in Control, the Purchaser shall have the Tag Along Right provided by Section 9.7 of the Plan as in effect on the date hereof, the terms of which are incorporated by reference herein, and the Selling Purchasers shall have the Drag Along Right provided by Section 9.8 of the Plan as in effect on the date hereof, the terms of which are incorporated by reference herein.

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SECTION 9. HOLDBACK AGREEMENTS. If the Company files a registration statement under the Securities Act with respect to an underwritten public offering of any shares of its capital stock, the Purchaser shall not effect any public sale (including a sale under Rule 144 under the Securities Act or other similar provision of applicable law) or distribution of any Applicable Common Stock, other than as part of such underwritten public offering, during the 20 days prior to and the 180 days after the effective date of such registration statement (or such other period as may be generally applicable to or agreed by the Company’s senior-most executives). If the Company files a prospectus in connection with a takedown from a shelf registration statement, the Purchaser shall not effect any public sale (including a sale under Rule 144 under the Securities Act or other similar provision of applicable law) or distribution of any Applicable Common Stock, other than as part of such offering, for 20 days prior to and 90 days after the date the prospectus supplement is filed with the Securities and Exchange Commission (or such other period as may be generally applicable to or agreed by the Company’s senior-most executives).

SECTION 10.MISCELLANEOUS

(a) Authorization to Share Personal Data. By accepting the opportunity topurchase Shares pursuant to this Agreement, the Purchaser agrees to permit the Company and its Affiliates to process personal data and sensitive personal data about the Purchaser in connection therewith. Such data includes, but is not limited to, the information provided in connection with this Agreement and any changes thereto, other appropriate personal and financial data, and information about the Purchaser’s participation in the equity incentive plans of the Company and its Affiliates (collectively, “Personal Data”). The Purchaser consents to each and any of the Company and its Affiliates processing and transferring any Personal Data outside the country in which the Purchaser works or is employed to the United States and any other third countries. The legal persons for whom Personal Data is intended include the Company and its Affiliates, the Committee and the Board, any administrator selected from time to time to administer equity incentive plans of the Company and its Affiliates, and any other person or entity that the Company, the Committee or the Board involves in the administration of such plans. Each of the Company and its Affiliates will take all reasonable measures to keep Personal Data confidential and accurate. The Purchaser can access and correct his or her Personal Data by contacting his or her human resources representative.

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(b) Notices. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given if delivered personally or sent by certified or express mail, return receipt requested, postage prepaid, or by any recognized international equivalent of such delivery, to the Company or the Purchaser, as the case may be, at the following addresses or to such other address as the Company or the Purchaser, as the case may be, shall specify by notice to the others:

(i) if to the Company, to it at:

Krispy Kreme Holdings, Inc.

    c/o Krispy Kreme Doughnut Corporation

370 Knollwood Street

Winston Salem, NC 27103

Attn: Corena Norris-McCluney

(ii) if to the Purchaser, to the Purchaser at his or her most recent address as shown on the books and records of the Company or Affiliate employing or otherwise engaging the services of the Purchaser.

All such notices and communications shall be deemed to have been received on the date of delivery if delivered personally or on the third business day after the mailing thereof.

(c) Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns. Except as otherwise provided herein with respect to the Purchaser, nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

(d) Waiver; Amendment.

(i) Waiver. Any party hereto may by written notice to the other party (A) extend the time for the performance of any of the obligations or other actions of the other parties under this Agreement, (B) waive compliance with any of the conditions or covenants of the other party contained in this Agreement, and (C) waive or modify performance of any of the obligations of the other parties under this Agreement. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, but not limited to, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by a party to exercise any right or privilege hereunder shall be deemed a waiver of such party’s rights or privileges hereunder or shall be deemed a waiver of such party’s rights to exercise the same at any subsequent time or times hereunder.

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(ii) Amendment. This Agreement may be amended, modified or supplemented only by a written instrument executed by the Purchaser and the Company.

(e) Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Company or the Purchaser without the prior written consent of the other parties.

(f) Applicable Law. This Agreement shall be governed by and construed in accordance with the law of the State of Delaware regardless of the application of rules of conflict of law that would apply the laws of any other jurisdiction.

(g) Waiver of Jury Trial. Each party hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding arising out of this Agreement or any transaction contemplated hereby. Each party (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (11) acknowledges that it and the other parties have been induced to enter into the Agreement by, among other things, the mutual waivers and certifications in this Section 10(g).

(h) Section and Other Headings, etc. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

(i) Counterparts; Facsimile, Digital or Electronic Signatures. This Agreement may be signed in counterparts with the same effect as if the signatures hereto and thereto were upon the same instrument. This Agreement may be transmitted and/or signed by facsimile, digital, or electronic transmission and/or signature. The effectiveness of any such signatures shall have the same force and effect as manually-signed originals and shall be binding on all parties to this Agreement.

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IN WITNESS WHEREOF, the Company and the Purchaser have executed this Agreement as of the date first above written.

KRISPY KREME HOLDINGS, INC.

By:

Name: Joachim Creus

Title: President

THE PURCHASER:

Joshua Charlesworth

Address of the Purchaser:

Total Number of

shares of Applicable Common Stock

to be Purchased:            [•]

Per Share Price:            $[•]

Exhibit A

SPOUSAL WAIVER

The undersigned, who is the spouse of the below-named individual purchasing shares (the “Shares”) of Applicable Common Stock (as defined in the Stock Purchase Agreement to which this consent is an Exhibit), does hereby waive and release any and all equitable or legal claims and rights, actual, inchoate or contingent, which he may acquire with respect to the disposition, voting or control of the Shares subject to any Stock Purchase Agreement to which Krispy Kreme Holdings, Inc. and the undersigned’s spouse is a party, as the same may be amended, modified, supplemented or restated from time to time, except that this waiver shall not extend to proceeds received or to be received from the sale, transfer or other disposition of the Shares. The undersigned agrees to take such additional steps or provide such further assurances as may be necessary to give effect to the waiver and release contained herein under applicable law.

This waiver may be transmitted and/or signed by facsimile, digital, or electronic transmission and/or signature. The effectiveness of any such signature shall have the same force and effect as a manually-signed original and shall be binding on the undersigned.

Signature:

Please print name:

Name of individual

purchasing Shares:

Joshua Charlesworth

EXHIBIT C

Matching Award Agreement

[attached]

MATCHING STOCK UNIT AWARD

TERMS AND CONDITIONS UNDER

KRISPY KREME HOLDINGS, INC.

EXECUTIVE OWNERSHIP PLAN

(AS EFFECTIVE NOVEMBER 18, 2016)

This instrument (the “Terms and Conditions”) evidences the grant effective on the date (the “Grant Date”) set forth in your notice of grant (the “Grant Notice”) of an award of Restricted Stock Units (the “Restricted Stock Units”) by Krispy Kreme Holdings, Inc., a Delaware corporation (the “Company”). Any term capitalized but not defined in these Terms and Conditions will have the meaning set forth in the Krispy Kreme Holdings, Inc. Executive Ownership Plan (the “Plan”).

1.

Restricted Stock Unit Grant. In accordance with the terms of the Plan and subject to these Terms and Conditions, as of the Grant Date you are hereby granted Restricted Stock Units in respect of the number of the Company’s Shares set forth in the Grant Notice. The Restricted Stock Units, and any Shares acquired upon settlement thereof, are subject to the following terms and conditions and to the provisions of the Plan, the terms of which are incorporated by reference herein.

2.    Vesting Period.

(a)	In General. The Restricted Stock Units shall vest on the 54-month anniversary of the Grant Date provided that you have remained in continuous Service through such date.

(b)	Death or Disability. The Restricted Stock Units shall vest in full in the event of your termination of Service by reason of death or Disability.

(c)

Retirement; Specified Termination. If before the Restricted Stock Units have otherwise become vested your Service terminates by reason of Retirement or a Specified Termination, then the Restricted Stock Units shall (i) immediately become vested with respect to the Applicable Fraction of the Restricted Stock Units, and (ii) be immediately forfeited and canceled with respect to the remaining Restricted Stock Units. For purposes of applying the Applicable Fraction to the Restricted Stock Units under this Section 2(c), the numerator shall be the number of full months elapsed between the applicable Grant Date and the date of your termination, and the denominator shall be fifty four (54).

(d)

Change in Control. In the event of a Change in Control, any Restricted Stock Units then outstanding shall continue in effect or shall become vested and payable, in either case, as provided in, and subject to the conditions of, Section 4.

3.    Settlement of Restricted Stock Units.

(a)

Timing of Settlement. If the Shares are Publicly Traded on or prior to the date at which Restricted Stock Units vest, the Shares related to such vested Restricted Stock Units shall be delivered promptly (and in all events within 60 days) following the date such Restricted Stock Units have become vested, unless such Restricted Stock Units are deferred compensation subject to Section 409A of the Code and were at any time potentially payable in accordance with the immediately following sentence. If the Restricted Stock Units vest at any time the Shares are not Publicly Traded, such Restricted Stock Units shall be settled during the first Window Period coincident with or next following the earliest date at which Restricted Stock Units become vested (but, with respect to any Restricted Stock Units that are not deferred compensation subject to Section 409A of the Code by reason of being short-term deferral, in no event later than the March 15 of the calendar year immediately following the year in which such Restricted Stock Units become vested). Any Restricted Stock Units that are deferred compensation subject to Section 409A of the Code and which were granted at a time that the Shares were not Publicly Traded shall be delivered at the time that they would have been delivered pursuant to the immediately preceding sentence, regardless of whether the Shares are Publicly Traded at the date of settlement, and assuming that there are always two Valuation Dates each year, as of June 30 and as of December 31.

(b)

Irrevocable Proxy. As a condition to receiving any Shares in settlement of any vested Restricted Stock Units, the Committee may require at any time (including after the Shares have been issued to you) that you execute an irrevocable proxy in favor of such Person(s) as the Committee shall specify, in such form as the Committee shall prescribe.

(c)

Withholding Obligation. Upon settlement of any Restricted Stock Units, any applicable Withholding Tax must be satisfied either (i) by you paying the amount of required Withholding Tax to the Company in cash, (ii) by you delivering to the Company that number of whole Matured Shares having a Fair Market Value at least equal to the amount of the required Withholding Tax, (iii) from the Shares issuable in respect of the Restricted Stock Units or (iv) by a combination of the foregoing; provided, however, that if and to the extent that the Withholding Tax is satisfied using Shares issuable in settlement of the Restricted Stock Units and if necessary to avoid an adverse financial accounting consequence for the Company, the applicable Withholding Tax shall be based on the minimum amount required to be withheld at applicable law. If you elect not to satisfy the Withholding Tax using Shares in settlement of the Restricted Stock Units, but do not otherwise satisfy the amount of required Withholding Tax by delivery of cash or Matured Shares to the Company, the Company will withhold from the Shares to be delivered the minimum amount of funds required to cover any Withholding Tax required to be withheld by the Company by reason of such settlement.

4.    Change in Control.

(a)

Double Trigger Protection Upon a Change in Control. In the event of a Change in Control, unless otherwise determined by the Committee prior to the occurrence of a Change in Control, the Company shall take all actions necessary or appropriate to assure that each Matching Award outstanding under the Plan shall be honored or assumed, or new rights substituted therefor (such honored, assumed or substituted award hereinafter called an “Alternative Award”) by the entity for which you will be performing Service immediately following the Change in Control (or the parent or a subsidiary of such entity); provided that any such Alternative Award must provide that if your Service is terminated upon or following such Change in Control (x) by the Company other than for Cause or (y) by you for Good Reason, in either case, within 24 months following the Change in Control, your rights under each such Alternative Award shall become frilly vested and payable in accordance with its otherwise applicable terms (including, without limitation, provisions similar to Section 4(d) hereof). In addition, any such Alternative Award granted to you must:

(i)

provide you with rights and entitlements substantially equivalent to or better than the rights and entitlements applicable under the corresponding Matching Award, including, but not limited to, an identical or better vesting schedule and identical or better timing and methods of payment (including all provisions applicable in respect of such Matching Award that provide for accelerated vesting); and

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(ii)	have substantially equivalent economic value to such Matching Award (as determined by the Committee as constituted immediately prior to the Change in Control).

(b)

Accelerated Vesting and Payment. Notwithstanding the provisions of Section 4(a), the Committee may otherwise determine that, upon the occurrence of a Change in Control, all or any portion of the Restricted Stock Units that are then still outstanding shall become vested and shall be immediately payable in Shares (or, if so directed by the Committee, cash in an amount equal to the Fair Market Value of the Shares that would otherwise have been deliverable to you).

(c)

Deferred Compensation Subject to Section 409A. Notwithstanding the foregoing provisions of this Section 4, if you are or will become eligible for Retirement prior to the date that the Restricted Stock Units would otherwise vest in accordance with the terms hereof (“Retirement Eligible Units”), such Restricted Stock Units shall not become payable at the time specified under the provisions of Section 4(a) or 4(b). Instead, to the extent that any such Retirement Eligible Units become vested in accordance with the terms of the Plan or these Terms and Conditions (including Section 4(a) or 4(b)), such Restricted Stock Units shall be payable at the time that they would otherwise have been payable without regard to the occurrence of a Change in Control.

(d)	Provisions Related to Golden Parachute Excise Tax.

(i)

Change in Control When the Shares are Not Publicly Traded. Notwithstanding anything to the contrary contained in these Terms and Conditions, to the extent that, upon a Change in Control prior to the time at which the Shares have become Publicly Traded, any of the payments and benefits provided for under the Plan, any Matching Award Agreement or any other agreement or arrangement between the Company or any of its Affiliates and you (collectively, the “Payments”) would constitute a “parachute payment” within the meaning of section 280G of the Code (a “Parachute Payment”), the amount of such Payments shall be reduced to the amount (the “Safe Harbor Amount”) that would result in no portion of the Payments being treated as an excess parachute payment pursuant to section 280G of the Code (the “Excise Tax”). If, upon a Change in Control prior to the time at which the Shares have become Publicly Traded, the Parachute Payments that would otherwise be reduced or eliminated, as the case may be, pursuant to this Section 4(d)(i) could be paid without the loss of a deduction under Section 280G of the Code if the shareholder approval exception to treatment as a Parachute Payment can be and is satisfied, then the Company shall use its reasonable best efforts to cause such Parachute Payments to be submitted for such approval in accordance with Section 280G(b)(5)(B) prior to the Change in Control giving rise to such Parachute Payments. If such approval is received, any reduction or forfeiture pursuant to the Section 4(d)() shall be reversed, and the subject amount shall be payable to you without regard to this Section 4(d).

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(ii)

Change in Control When the Shares are Publicly Traded. If upon a Change in Control occurring at any time that the Shares are Publicly Traded, any Payments would constitute Parachute Payments, then, if and solely to the extent that reducing the benefits payable hereunder would result in your receiving a greater amount, on an after-tax basis, taking into account any Excise Tax and all applicable income, employment and other taxes payable on such amounts, the amounts payable hereunder shall be reduced or eliminated, as the case may be, so that the total amount of Parachute Payments received by you do not exceed the Safe Harbor Amount.

(iii)

Order of Reduction in Payments. Any reduction in the amount of compensation or benefits effected pursuant to this Section 4 shall first come, in order and, in each case, solely to the extent necessary, from any cash severance benefits payable to you, then from any other payments which are treated in their entirety as Parachute Payments and then from any other Parachute Payments payable to you.

5.    Nontransferability of Restricted Stock Units; Transferability of Shares.

(a)

The Restricted Stock Units granted hereby may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent or distribution and all rights with respect to the Restricted Stock Units shall be available during your lifetime only to you or your guardian or legal representative. The Committee may, in its sole discretion, require your guardian or legal representative to supply it with evidence the Committee deems necessary to establish the authority of the guardian or legal representative to act on behalf of you.

(b)

Shares issued in settlement of Restricted Stock Units cannot be sold, exchanged, conveyed or in any way transferred other than (i) to the Company, (ii) by will or the laws of descent and distribution, (iii) pursuant to the exercise of a Tag-Along Right or Drag-Along Right or (iv) to a Permitted Transferee. The Company will not be required (i) to transfer on its books any Shares that have been sold or transferred, or (ii) to treat as the owner of such Shares, to accord the right to vote as such an owner or to pay dividends to any transferee to whom such Shares have been transferred in violation of the Plan or these Terms and Conditions.

(c)

You acknowledge and agree that the Restricted Stock Units granted in accordance with these Terms and Conditions were granted to you because you purchased Shares (the “Purchased Shares”) from the Company having a value at least equal to your minimum investment amount as communicated to you and in effect at the date of purchase. Except as provided in the next sentence, if you transfer any such Purchased Shares prior to the date that all of the Restricted Stock Units subject to these Terms and Conditions have become vested you shall forfeit a corresponding portion of Restricted Stock Units for each Purchased Share you transfer. However, no forfeiture shall occur under the immediately preceding sentence upon a transfer of Purchased Shares (i) pursuant to Section 9 or 10 hereof or (ji) to a Participant Permitted Transferee, so long as following such transfer all of the transfer and forfeiture restrictions otherwise applicable in respect of your Purchased Shares continue to apply to such Participant Permitted Transferee on the same terms as applied to you immediately prior to such transfer.

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6.    Put Right.

(a)

In Service. During any Window Period following any Valuation Date occurring at least five years after the Grant Date of the Restricted Stock Units and while you are still in Service, you shall have the right to require the Company to purchase at their then current Fair Market Value any or all of your Matured Shares that were acquired in connection with the vesting of Restricted Stock Units.

(b)

Following Termination of Service. If your Service with the Company and its Affiliates terminates due to death, Disability, Retirement or a Specified Termination, you (or your representative or Participant Permitted Transferees) can require the Company to purchase any or all of your Matured Shares that were acquired in connection with the vesting of Restricted Stock Units by delivery of a put notice during any Window Period occurring immediately following any of the three Valuation Dates coincident with or next following the date of your separation from Service. If your Service with the Company and its Affiliates terminates for any other reason than one specified in the immediately preceding sentence, you (or your representative or Permitted Transferees) can require the Company to purchase any or all of your Matured Shares that were acquired upon settlement of any Restricted Stock Units by delivery of a put notice during the Window Period occurring immediately following the Valuation Dates coincident with or next following the date of your separation from Service or, to the extent that the Shares held by such person at such time are not Matured Shares, in the next Window Period in which the Shares are Matured Shares. If your Service is terminated by the Company or any of its Affiliates for Cause, then the put price shall be an amount equal to the lower of (i) your cost and (11) the Fair Market Value determined as of the applicable Valuation Date. For this purpose, cost with respect to Shares issued upon settlement of Restricted Stock Units will mean the value included in your income at the time the corresponding Shares were distributed to you. In all other cases, the put right shall be at the Fair Market Value determined at the applicable Valuation Date.

7.

Call Right of the Company Following Termination of Service. The Company shall have the right to repurchase (i.e., “call”) from you and, if such right shall be exercised, you shall sell to the Company, all of your Matured Shares during the Window Period immediately following either of the two Valuation Dates next following the date your Service with the Company and its Affiliates terminates. If your Service is terminated by the Company or any of its Affiliates for Cause, then the call price shall be an amount equal to the lower of (i) your cost and (ii) the Fair Market Value determined as of the applicable Valuation Date. For this purpose, cost with respect to the Restricted Stock Units shall mean the value included in your income at the time the corresponding Shares were distributed to you. In all other cases, the call right shall be at the Fair Market Value determined at the applicable Valuation Date.

8.	Payment of Purchase Price upon Put or Call.

(a)

General Rule. Except as otherwise provided herein, the purchase price in respect of the exercise of any put right pursuant to Section 6 or call right pursuant to Section 7 shall be payable in a single lump sum in cash within 30 days of the date such right is exercised.

(b)

Limitation of Cash Payments. Notwithstanding the put and call rights specified in Sections 6 and 7, or the provisions of Section 8(a) of these Terms and Conditions, no put or call may be exercised if doing so at such time would cause the Company to be in breach of any provision of any financing agreement. If any such put or call right can be exercised without a breach so long as the consideration paid for the Matured Shares is in the form of a promissory note (rather than cash), the put or call shall be effected for a

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promissory note (with interest at a rate consistent with then prevailing interest rates, as determined by the Committee, but in no event less than the then prevailing applicable federal rate) payable when, and to the extent, that cash payments can be made without the occurrence of such a breach. If a promissory note cannot be used without a breach, the put or call right will be suspended and be eligible to be exercised during the Window Period immediately following the first Valuation Date at which it can be exercised (for cash or for a promissory note) without breaching any such financing agreement.

(c)

Alternative Means of Payment. The Company may elect either to suspend any put right and/or to pay the proceeds payable upon the exercise of any put or call via a promissory note (with interest at a rate consistent with then prevailing interest rates, as determined by the Committee, but in no event less than the then prevailing applicable federal rate) if the total cash payable in respect of all puts and calls occurring during the current Window Period, together with any puts and calls exercised during any prior Window Period that the Committee specifies shall be included in determining whether the aggregate cap is exceeded, would exceed $10,000,000 (or such greater or lesser dollar amount that the Committee shall specify from time to time, provided that any change to reduce the amount available shall be decided in the year prior to the year in which it becomes effective). If this cap is exceeded (or any comparable cap applicable under a financing agreement), any cash available with respect to such Window Period date shall be applied in the following order of priority:

i)	to satisfy any promissory note previously issued in connection with the redemption or repurchase of any Shares;

ii)	to satisfy any put exercised following the death, Disability, Retirement or Specified Termination of a Participant under the Plan or the Krispy Kreme Holdings, Inc. Long Term Incentive Plan;

iii)	to satisfy any call exercised following a termination of Service; and

iv)	to satisfy any in-Service put.

If there is not sufficient cash to satisfy all claims in the same order of priority, then the available cash will be applied pro-rata to all claims in the same priority category, based on the gross amounts owed.

9.    Tag-Along Right.

(a)

If one or more shareholders of the Company (the “Selling Shareholders”) propose to transfer securities in the Company in a transaction that, if consummated, would constitute a Change in Control, you will have the right (the “Tag-Along Right”) to require the proposed acquirer to purchase from you the same proportion of your Shares as the proportion that the value of the securities in the Company being transferred by the Selling Shareholders pursuant to the Change in Control bears to the value of all of the securities in the Company held by the Selling Shareholders. Any Shares purchased from you pursuant to this Section 9 shall be paid for at a price based upon and proportional to the price offered to the Selling Shareholders for their securities of the same class, and upon the same terms and conditions (the “Transfer Terms”) as such proposed transfer by the Selling Shareholders.

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(b)

The Selling Shareholders shall promptly notify you in writing in the event they propose to make a transfer giving rise to the Tag-Along Right, and shall furnish you with the Transfer Terms and a copy of any written offer or agreement pertaining thereto. The Tag-Along Right may be exercised by you by delivery of a written notice (the “Tag-Along Notice”) to each Selling Shareholder proposing to sell Shares of the Company within fifteen (15) days following its receipt of such notice from such Selling Shareholder. The Tag-Along Notice shall state the name and address of the proposed purchaser, the number of Shares that you propose to include in such transfer to the proposed purchaser and a computation of the purchase price applicable to you. In the event the proposed purchaser does not purchase the specified amount of Shares from you on the Transfer Terms, and subject to the same terms and conditions as are applicable to the Selling Shareholders in such transaction, then the Selling Shareholders shall not be permitted to sell any securities of the Company to the proposed purchaser in the proposed transfer.

10.    Drag-Along Right.

(a)

If one or more Selling Shareholders propose to transfer securities in the Company in a transaction that, if consummated, would constitute a Change in Control, the Selling Shareholders will have the right (the “Drag-Along Right”) to require you to tender for purchase any Shares then held by you for the same consideration as applies to the beneficial owners of the Company’s outstanding Shares. Any Shares purchased from you pursuant to this Section 10 shall be paid for at a price based upon and proportional to the price offered to the Selling Shareholders for their securities of the same class, and upon the same terms and conditions as such proposed transfer by the Selling Shareholders.

(b)

If the Selling Shareholders elect to exercise the Drag-Along Right, then they shall so notify you in writing (the “Drag-Along Notice”). The Drag-Along Notice shall set forth the name and address of the proposed purchaser, the proposed amount and form of consideration and other Transfer Terms offered by the proposed purchaser, the aggregate securities proposed to be purchased by such purchaser, and the price applicable to you.

(c)

All transfers of Shares pursuant to the Drag-Along Right shall be effected within thirty (30) days after the date of the Drag-Along Notice. Upon the receipt of a Drag-Along Notice, you shall be entitled and obligated to transfer your Shares to the proposed purchaser on terms consistent with the Transfer Terms; provided, however, that neither the Selling Shareholders nor you shall consummate the sale of any Shares or other securities in the Company if the proposed purchaser does not purchase all Shares and other securities of the Company which the Selling Shareholders and you are entitled or obligated to transfer pursuant hereto.

11.	Lapse of Effectiveness. In the event that the Common Stock shall become Publicly Traded, the provisions of Sections 5(b), 6, 7, 9 and 10 shall cease to apply.

12.

No Limitation on Rights of the Company. The grant of the Restricted Stock Units does not and will not in any way affect the right or power of the Company to make adjustments, reclassifications or changes in its capital or business structure, or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets.

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13.

Plan and Terms and Conditions Not a Contract of Employment or Service. Neither the Plan nor these Terms and Conditions are a contract of employment or Service, and no terms of your employment or Service will be affected in any way by the Plan, these Terms and Conditions or related instruments, except to the extent specifically expressed therein. Neither the Plan nor these Terms and Conditions will be construed as conferring any legal rights on you to continue to be employed or remain in Service with the Company, nor will it interfere with any right of the Company or any of its affiliates to discharge you or to deal with you regardless of the existence of the Plan, these Terms and Conditions or the Restricted Stock Units.

14.

Participant to Have No Rights as a Shareholder. Before the date as of which you are recorded on the books of the Company as the holder of any Shares related to the Restricted Stock Units, you will have no rights as a shareholder by reason of this award of Restricted Stock Units.

15.

Continued Effect of Award Agreement. To the extent that the Plan or these Terms and Conditions contain provisions that are intended to have effect after the date(s) as of which your rights in respect to the Restricted Stock Unit award have become vested (including, but not limited to, following the date of your termination of Service), this Restricted Stock Unit award and any Shares issued in respect of such Restricted Stock Unit award shall continue to be subject to the terms of the Plan and these Terms and Conditions

16.    Securities Law Requirements.

(a)

If at any time the Committee determines that issuing Shares would violate applicable securities laws, the Company will not be required to issue such Shares. The Committee may declare any provision of these Terms and Conditions or action of its own null and void, if it determines the provision or action fails to comply with the short-swing trading rules. As a condition to issuance, the Company may require you to make written representations it deems necessary or desirable to comply with applicable securities laws.

(b)

In addition the transfer restrictions and limitations applicable under Section 3(a), no Person who acquires Shares under these Terms and Conditions may sell the Shares, unless they make the offer and sale pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), which is current and includes the Shares to be sold, or an exemption from the registration requirements of the Securities Act.

17.

Notice. Any notice or other communication required or permitted under these Terms and Conditions must be in writing and must be delivered personally, sent by certified, registered or express mail, or sent by overnight courier, at the sender’s expense. Notice will be deemed given when delivered personally or, if mailed, three (3) days after the date of deposit in the United States mail or, if sent by overnight courier, on the regular business day following the date sent. Notice to the Company should be sent to:

Krispy Kreme Holdings, Inc.

c/o Krispy Kreme Doughnut Corporation

370 Knollwood Street

Winston Salem, NC 27103

Attn: Corena Norris-McCluney

Notice to you should be sent to the address on file with the Company. Either party may change the Person and/or address to which the other party must give notice under this Section 17 by giving such other party written notice of such change, in accordance with the procedures described above.

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18.

Successors. All obligations of the Company under these Terms and Conditions will be binding on any successor to the Company, whether the existence of the successor results from a direct or indirect purchase of all or substantially all of the business of the Company, or a merger, consolidation, or otherwise.

19.

Governing Law. To the extent not preempted by federal law, these Terms and Conditions will be construed and enforced in accordance with, and governed by, the laws of the State of Delaware, without giving effect to its conflicts of law principles that would require the application of the law of any other jurisdiction.

20.

Plan Document Controls. The rights granted under these Terms and Conditions are in all respects subject to the provisions set forth in the Plan to the same extent and with the same effect as if set forth fully in these Terms and Conditions. If the terms of these Terms and Conditions conflict with the terms of the Plan document, the Plan document will control.

21.

Amendment. These Terms and Conditions may be amended unilaterally by the Company to the extent determined by the Committee and permitted under the Plan, or by a written instrument signed by both parties.

22.

Entire Agreement. These Terms and Conditions, together with the Plan, constitute the entire obligation of the parties with respect to the subject matter of these Terms and Conditions and supersede any prior written or oral expressions of intent or understanding with respect to such subject matter.

23.

Administration. The Committee administers the Plan and these Terms and Conditions. Your rights under these Terms and Conditions are expressly subject to the terms and conditions of the Plan, including any guidelines the Committee adopts from time to time. You hereby acknowledge receipt of a copy of the Plan.

24.

Section 409A. The Restricted Stock Units awarded pursuant to these Terms and Conditions are intended to comply with or, in the alternative, be exempt from Section 409A. Any reference to a termination of Service shall be construed as a “separation from service” for purposes of Section 409A.

25.

Data Protection. By accepting the award of Restricted Stock Units, you hereby agree to permit the Company and its affiliates to process personal data and sensitive personal data about you in connection with the Plan. Such data includes, but is not limited to, the information provided hereunder and any changes thereto, other appropriate personal and financial data, and information about your participation in the Plan and the Restricted Stock Units granted to you under the Plan from time to time (collectively, “Personal Data”). You consent to each and any of the Company and its affiliates processing and transferring any Personal Data outside the country in which you work or are employed to the United States and any other third countries. The legal persons for whom Personal Data is intended include the Company and its affiliates, the Committee and the Parent Board, any administrator selected from time to time to administer the Plan, and any other person or entity that the Company, the Committee or the Parent Board involves in the administration of the Plan. Each of the Company and its affiliates will take all reasonable measures to keep Personal Data confidential and accurate. You can access and correct their Personal Data by contacting your human resources representative. By accepting participation in the Plan, you agree and acknowledge that the transfer of information is important to the administration of the Plan and failure to consent to the transmission of that information may limit your ability to participate in the Plan.

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KRISPY KREME HOLDINGS, INC.

By:
Name:	Joachim Creus
Title:	President

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EXHIBIT D

Loan and Security Agreement

[attached]

LOAN AND SECURITY AGREEMENT

This Loan and Security Agreement (this “Agreement”), effective as of                    , 2017, is made by and among Krispy Kreme Holdings, Inc., a Delaware corporation (the “Lender”) and Joshua Charlesworth (the “Borrower”).

BACKGROUND

The Borrower wishes to obtain credit from the Lender, and the Lender desires to extend credit to the Borrower. This Agreement sets forth the terms on which the Lender will advance credit to the Borrower, and the Borrower will repay the amounts owing to Lender.

ARTICLE I

DEFINITIONS

In this Agreement, the following terms shall have the following meanings unless there is something in the subject matter or context inconsistent therewith. All capitalized terms not otherwise defined herein shall have the same meaning attributed to them in the Stock Purchase Agreement and such definitions are incorporated herein as though set forth in full.

“Action” shall have the meaning assigned to that term in Section 5.01(b)(i).

“Agreement” shall mean this Agreement, as the same may be amended, supplemented or modified in accordance with the terms hereof.

“Borrower” shall have the meaning assigned to that term in the introduction.

“Business Day” shall mean any day other than a Saturday, Sunday, or federal legal holiday, or a day on which either of the NYSE or NASDAQ is closed for trading (regardless of whether the Pledged Property is qualified to trade on such exchange or system).

“Closing Date” shall mean the date on which the stock purchase contemplated by the Transaction Agreements is closed.

“Event of Default” shall have the meaning assigned to that term in Section 6.01.

“Interest” shall have the meaning assigned to that term in Section 2.03.

“Lender” shall have the meaning assigned to that term in the introduction.

“Loan” shall have the meaning assigned to that term in Section 2.01.

“Loan Documents” shall mean this Agreement and the Note.

“Maturity Date” shall have the meaning assigned to that term in Note.

“Note” shall have the meaning assigned to that term in Section 2.02.

“Obligations” shall have the meaning assigned to that term in Section 2.03.

“Pledged Property” shall mean [41] shares of the common stock of the Lender (“Shares”) purchased by the Borrower subject to the terms and conditions of the Stock Purchase Agreement at a purchase price of $[•] ([o] dollars) per Share.

“Stock Purchase Agreement” shall mean the Stock Purchase Agreement by and between the Borrower as purchaser and the Lender as Seller, dated as of even date herewith.

“Transaction Documents” shall mean the Loan Documents and the Stock Purchase Agreement.

ARTICLE II

THE FINANCING

2.01 The Loan. Subject to the terms and conditions hereof, the Lender hereby agrees to make a single loan to the Borrower on the Closing Date in the aggregate amount of one million five hundred thousand dollars ($1,500,000) (the “Loan”). The Loan principal shall be delivered to Borrower on the Closing Date and may, at the direction of the Borrower, be delivered directly to the Lender as the issuer of the Shares.

2.02 The Note. The Loan shall be evidenced by a promissory note of the Borrower substantially in the form of Annex A hereto (the “Note”) payable to the order of the Lender. The Note shall bear interest as specified in Section 2.03 hereof.

2.03 Interest. Interest on the outstanding and unpaid principal amount of the Loan shall accrue at a rate per annum equal the annual mid-term federal rate published by the Internal Revenue Service as in effect under Section 1274(d) of the Internal Revenue Code as in effect for [s], 2017 (“Interest”), and be payable by the Borrower on the earliest of (i) the Maturity Date, (ii) the date on which the Loan becomes due, by acceleration or otherwise, or (iii) any date on which the principal is paid, in whole or in part under Section 2.04, 2.05 or 2.06 hereof in the amount of accrued and unpaid Interest on such principal paid or prepaid. The Loan and Interest are collectively referred to herein as the “Obligations”.

2.04 Payments on the Loan. Unless payment is otherwise made in accordance with Section 2.05, 2.06 or 6.02 hereof, the principal amount of the Loan shall be due and payable on the Maturity Date. All payments for the Obligations shall be paid by wire transfer of immediately available funds to an account designated by the Lender by notice in writing delivered reasonably in advance to the Borrower.

2.05 Mandatory Prepayment. The Lender may, in its discretion, by notice in writing to the Borrower declare all or any part of the Obligations then outstanding to be immediately due and payable by the Borrower to the Lender in the event of a termination of the Borrower’s employment with Lender or its Affiliates at any time for Cause. Additionally, if the reasonable judgment of the Lender, the Shares are to become registered to trade under the Securities Exchange Act of 1934, as amended, the Lender may require that you prepay the Obligations to the extent that the Lender determines that such prepayment is necessary or appropriate to assure compliance with applicable law, including, without limitation, the provisions of the Sarbanes Oxley Act of 2002. The Lender shall allow, and may require that, such prepayment occur, to the maximum extent possible, by surrendering to the Lender all of the Shares or that number of Shares as have a Fair Market Value at least equal to the outstanding amount of the Loan.

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2.06 Voluntary Prepayment. Subject to the terms and conditions of this Agreement, at any time the Borrower shall have the privilege of prepaying, on any Business Day, all or any part of the Obligations then outstanding without penalty.

ARTICLE III

SECURITY AND PLEDGE

3.01 Pledge and Security of Pledged Property. As collateral security for the prompt performance, observance and indefeasible prompt payment in full of all of the Obligations, the Borrower hereby grants, assigns and pledges to the Lender a security interest in Borrower’s right, title and interest in: (a) the Pledged Property, together with all cash dividends, stock dividends, interests, profits, redemptions, warrants, subscription rights, stock, securities options, substitutions, exchanges and other distributions now or hereafter distributed by the Lender or which may hereafter be delivered to the possession of the Borrower or the Lender with respect thereto, (b) the Borrower’s records with respect to the foregoing, and (c) the proceeds of all of the foregoing. The security interest, lien and other interests granted to the Lender pursuant to this Article III shall secure the prompt performance and payment in full of any and all Obligations.

3.02 Representations, Warranties and Covenants over Pledged Property. The Borrower hereby represents, warrants and covenants with and to the Lender the following (all of such representations, warranties and covenants being continuing so long as any of the Obligations are outstanding):

(a) The Pledged Property is duly authorized, validly issued, fully paid and non-assessable interests in the Lender, and are not registered, nor has the Borrower authorized the registration thereof, in the name of any person or entity other than the Borrower or the Lender.

(b) The Pledged Property is directly, legally and beneficially owned by Borrower, free and clear of all claims, liens, pledges and encumbrances of any kind, nature or description, except for the pledge and security interest in favor of the Lender.

(c) Except for those restrictions imposed by federal securities laws and state blue sky laws or pursuant to the terms of the Transaction Agreements, the Pledged Property is not subject to any restrictions relative to the transfer thereof and the Borrower has the right to transfer and hypothecate the Pledged Property free and clear of any liens, encumbrances or restrictions.

(d) The Pledged Property is duly and validly pledged to the Lender and no consent or approval of any governmental or regulatory authority or of any securities exchange or the like, nor any consent or approval of any other third party, was or is necessary to the validity and enforceability of this Agreement.

(e) The Borrower authorizes the Lender to: (i) store, deposit and safeguard the Pledged Property, (ii) perform any and all other acts which the Lender in good faith deems reasonable and/or necessary for the protection and preservation of the Pledged Property or its value or the Lender’s security interest therein, including, without limitation, transferring, registering or arranging for the transfer or registration of the Pledged Property to or in the Lender’s own name and receiving the income therefrom as additional security for the Obligations and (iii) pay any charges or expenses which Lender deems necessary for the foregoing purpose, but without any obligation to do so. Any obligation of the Lender for reasonable care for the Pledged Property in the Lender’s possession shall be limited to the same degree of care which the Lender uses for similar property owned by the Lender or pledged to Lender by other persons.

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(f) If the Borrower shall become entitled to receive or acquire, or shall receive any stock certificate, or option or right with respect to the Pledged Property (including, without limitation, any certificate representing a dividend or a distribution or exchange of or in connection with reclassification of the Pledged Property) whether as an addition to, in substitution of, or in exchange for any of the Pledged Property or otherwise, Borrower agrees to accept same on behalf of the Lender, to hold same in trust for the Lender and to deliver same forthwith to the Lender or bailee in the form received, with the endorsement(s) of the Borrower where necessary, and/or appropriate stock powers and/or assignments duly executed to be held by the Lender or bailee subject to the terms hereof, as further security for the Obligations.

(g) The Borrower shall not, without the prior consent of the Lender, directly or indirectly, sell, assign, transfer, or otherwise dispose of, or grant any option with respect to the Pledged Property, nor shall the Borrower create, incur or permit any further pledge, hypothecation, encumbrance, lien, mortgage or security interest with respect to the Pledged Property. Upon any such sale of Pledged Property, unless other arrangements are made that are satisfactory to the Lender, the proceeds of such sale shall be applied as a voluntary prepayment of the Obligations.

(h) Voting Rights.

(i) Upon the occurrence and during the continuation of an Event of Default, (A) the Lender may, at its option, and in addition to all rights and remedies available to the Lender under the Loan Agreement, the other Transaction Documents, any other agreement, at law, in equity, or otherwise, exercise all voting rights, and all other ownership or consensual rights in respect of the Pledged Property owned by the Borrower, but under no circumstances is the Lender obligated by the terms of this Agreement to exercise such rights, and (B) if the Lender duly exercises its right to vote any of such Pledged Property interests in the Lender, the Borrower hereby appoints the Lender, the Borrower’s true and lawful attorney-in-fact and IRREVOCABLE PROXY to vote such Pledged Property interests in the Lender in any manner the Lender deems advisable for or against all matters submitted or which may be submitted to a vote of shareholders, partners or members, as the case may be. The power-of-attorney granted hereby is coupled with an interest and shall be irrevocable.

(ii) Absent the occurrence and continuance of an Event of Default, the Borrower shall be entitled to exercise any and all voting rights and other consensual rights pertaining to the Pledged Property, except to the extent otherwise limited pursuant to the Stock Purchase Agreement. For so long as the Borrower shall have the right to vote the Pledged Property interests in the Lender owned by it, the Borrower covenants and agrees that it will not, without the prior written consent of the Lender, vote or take any consensual action with respect to such Pledged Property which would materially adversely affect the rights of the Lender under this Agreement or the value of the Pledged Property.

(i) The Borrower shall pay all applicable charges and assessments of any nature against the Pledged Property or with respect thereto prior to said charges and/or assessments being delinquent.

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(j) The Borrower shall promptly reimburse the Lender on demand, together with Interest at the rate set forth in Section 2.03 hereof, for any out-of-pocket charges, assessments or expenses paid or incurred by the Lender in its reasonable discretion for the protection, preservation and maintenance of the Pledged Property and the enforcement of the Lender’s rights hereunder, including, without limitation, reasonable and documented attorneys’ fees and legal expenses incurred by the Lender or in seeking to protect, collect or enforce its rights in the Pledged Property or otherwise hereunder.

(k) The Lender may notify the appropriate transfer agent of the Pledged Property to register the security interest and pledge granted herein and honor the rights of the Lender with respect thereto.

(1) The Borrower waives: (i) all rights to require the Lender to proceed against any other person, entity or collateral or to exercise any remedy, (ii) the defense of the statute of limitations in any action upon any of the Obligations, (iii) any right of subrogation or interest in the Obligations or Pledged Property until all Obligations set forth herein have been paid in full, (iv) any rights to notice of any kind or nature whatsoever, unless specifically required in this Agreement or non-waivable under any applicable law, and (v) to the extent permissible, its rights under Section 9-207 of the Uniform Commercial Code. The Borrower agrees that the Pledged Property, other collateral, or any other guarantor or endorser may be released, substituted or added with respect to the Obligations, in whole or in part, without releasing or otherwise affecting the liability of the Borrower, the pledge and security interests granted hereunder, or this Agreement. The Lender is entitled to all of the benefits of a secured party set forth in Section 9-207 of the Uniform Commercial Code.

ARTICLE IV

CLOSING CONDITIONS

4.01 Conditions for Advancement. The following conditions shall be met prior to the advancement of the Loan:

(a) the Borrower shall have executed and delivered to the Lender all of the Transaction Documents to which it is a party;

(b) the Lender shall have received the executed Note;

(c) the Borrower shall have taken any actions necessary for the Lender to receive the certificates, if any, representing the Pledged Property as well as an executed undated stock power, or similar instrument, for each such certificate, if any, evidencing the transfer of such Pledged Property; and

(d) no event of default or breach, as applicable, shall have occurred and be continuing under any Transaction Document at the time of such advancement.

ARTICLE V

COVENANTS

5.01 Affirmative Covenants. So long as any Obligation remains outstanding, and unless the Lender otherwise consents in writing, the Borrower covenants and agrees with the Lender that:

(a) Compliance with Certain Obligations and Contracts. The Borrower shall comply with the requirements of all obligations which, if contravened, could give rise to claims, conditions, exceptions, reservations, pledges, security interests, liens, charges, encumbrances, options, proxies, purchase rights, voting trusts or any other restrictions over any of the Pledged Property, and all contracts to which the Borrower is a party relating to or affecting the Pledged Property, except to the extent such noncompliance could not reasonably be expected to have a material adverse effect on the Lender’s ability to enforce its rights and remedies under this Agreement or any other Loan Documents.

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(b) Notice of Litigation and Other Matters. The Borrower shall, as soon as practicable after becoming aware of the same, give notice to the Lender of the following events:

(i) the commencement of any action, proceeding, arbitration or investigation (an “Action”) against or in any other way relating adversely to the Borrower or the Pledged Property which, if adversely determined, could singly or when aggregated with all other Actions have a material adverse effect on the Borrower’s ability to perform its obligations under this Agreement or any other Loan Document;

(ii) the occurrence of any other development which has had or will have a material adverse effect upon the Borrower’s ability to perform its obligations under this Agreement or any other Loan Document; and

(iii) any default or Event of Default, or the occurrence or non-occurrence of any event which constitutes, or which with the passage of time or giving of notice or both would constitute, a default or Event of Default under this Agreement or any other Transaction Document giving in each case the details thereof and specifying the action proposed to be taken with respect thereto.

ARTICLE VI

DEFAULTS

6.01 Events of Default. The occurrence of any of the following events shall constitute an “Event of Default”:

(a) if the Borrower defaults in payment of all or any part of the Obligations when due;

(b) if the Borrower defaults in observing or performing any of the covenants or conditions contained in this Agreement and if such default continues for a period of thirty (30) days after notice has been given to the Borrower by the Lender; and

(c) if the Borrower makes a general assignment for the benefit of its creditors, or otherwise acknowledges its insolvency, or is declared bankrupt or consents to the institution of bankruptcy or insolvency proceedings against it or makes a proposal or has a proposal (which is not vacated within sixty (60) days of the date filed) made in respect of it under any bankruptcy, insolvency or analogous laws, or if a trustee, custodian, receiver, manager or any other officer with similar powers is appointed of the property of the Borrower (whether or not such property includes the Pledged Property).

6.02 Acceleration on Default. Upon the occurrence of an Event of Default, the Lender may, in its discretion, by notice in writing to the Borrower:

(a) declare the Obligations then outstanding to be immediately due and payable by the Borrower to the Lender; and

(b) realize upon all or part of the security constituted by Article III hereof; all without, except as dictated by the requirements of all applicable laws, any additional notice, presentment, demand, protest, notice of protest, dishonor or any other action.

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6.03 Rights and Remedies as to Pledged Property. At any time an Event of Default exists or has occurred and is continuing, in addition to all other rights and remedies of the Lender whether provided under this Agreement, the other Transaction Documents, applicable law or otherwise, the Lender shall have the following rights and remedies which may be exercised without notice to, or consent by, the Borrower except as such notice or consent is expressly provided for hereunder: The Lender, at its option, shall be empowered to exercise its continuing right to register any or all of the Pledged Property in the name of the Lender or in the name of the Lender’s nominee and the Lender may complete, in any manner the Lender may deem expedient, any and all stock powers, assignments or other documents heretofore or hereafter executed in blank by the Borrower and delivered to the Lender. After said instruction, and without further notice, the Lender shall have the exclusive right to exercise all voting and corporate rights with respect to the Pledged Property, and exercise any and all rights of conversion, redemption, exchange, subscription or any other rights, privileges, or options pertaining to any shares of the Pledged Property as if the Lender were the absolute owner thereof, including, without limitation, the right to exchange, in its discretion, any and all of the Pledged Property upon any merger, consolidation, reorganization, recapitalization or other readjustment with respect thereto. Upon the exercise of any such rights, privileges or options by the Lender, the Lender shall have the right to deposit and deliver any and all of the Pledged Property to any committee, depository, transfer purchaser, registrar or other designated agency upon such terms and conditions as the Lender may determine, all without liability, except to account for property actually received by the Lender. However, the Lender shall have no duty to exercise any of the aforesaid rights, privileges or options (all of which are exercisable in the sole discretion of the Lender) and shall not be responsible for any failure to do so or delay in doing so.

(b) In addition to all the rights and remedies of a secured party under the Uniform Commercial Code or other applicable law, the Lender shall have the right, at any time and without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon the Borrower or any other person (all and each of which demands, advertisements and/or notices are hereby expressly waived to the extent permitted by applicable law), to proceed forthwith to collect, redeem, recover, receive, appropriate, realize, sell, or otherwise dispose of and deliver said Pledged Property or any part thereof in one or more lots at public or private sale or sales at any exchange, broker’s board or at any of the Lender’s offices or elsewhere at such prices and on such terms as the Lender may deem best in its reasonable discretion (all to the extent permitted by the Uniform Commercial Code and other applicable law). The foregoing disposition(s) may be for cash or on credit or for future delivery without assumption of any credit risk, with the Lender having the right to purchase all or any part of said Pledged Property so sold at any such sale or sales, public or private, free of any right or equity of redemption in the Borrower, which right or equity is hereby expressly waived or released by the Borrower to the extent permitted by applicable law. The proceeds of any such collection, redemption, recovery, receipt, appropriation, realization, sale or other disposition, after deducting all costs and expenses of every kind incurred relative thereto or incidental to the care, safekeeping or otherwise of any and all Pledged Property or in any way relating to the rights of the Lender hereunder, including reasonable and documented attorneys’ fees and legal expenses, shall be applied first to the satisfaction of the Obligations in the manner and order set forth herein (whether or not due) and then to the payment of any other amounts required by applicable law, including Section 9-615(a)(3) of the Uniform Commercial Code, with the Borrower to be and remain liable for any deficiency. The Borrower shall be liable to the Lender for the payment on demand of all such costs and expenses, together with interest at the then applicable rate set forth in Section 2.03 hereof and any reasonable and documented attorneys’ fees and legal expenses. The Borrower agrees that ten (10) days prior written notice by the Lender designating the place and time of any public sale or of the time after which any private sale or other intended disposition of any or all of the Pledged Property is to be made, is reasonable notification of such matters.

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(c) The Borrower recognizes that the Lender may be unable to effect a public sale of all or part of the Pledged Property by reason of certain prohibitions contained in the Securities Act of 1933, as amended, as now or hereafter in effect or in applicable blue sky or other state securities law, as now or hereafter in effect, but may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such Pledged Property for their own account for investment and not with a view to the distribution or resale thereof. If at the time of any sale of the Pledged Property or any part thereof, the same shall not, for any reason whatsoever, be effectively registered (if required) under the Securities Act of 1933, as amended (or other applicable state securities law), as then in effect, the Lender in its sole and absolute discretion is authorized to sell such Pledged Property or such part thereof by private sale in such manner and under such circumstances as the Lender or its counsel may reasonably deem necessary or advisable in order that such sale may legally be effected without registration. The Borrower agrees that private sales so made may be at prices and other terms less favorable to the seller than if such Pledged Property were sold at public sale, and that the Lender has no obligation to delay the sale of any such Pledged Property for the period of time necessary to permit the Lender, even if the Lender would agree, to register such Pledged Property for public sale under such applicable securities laws. The Borrower agrees that any private sales made under the foregoing circumstances shall be deemed to have been in a commercially reasonable manner.

(d) The Lender’s rights and remedies, including, but not limited to, the foregoing and those otherwise arising under this Agreement, the other Transaction Documents, the instruments comprising the Pledged Property, applicable law or otherwise, shall be cumulative and not exclusive and shall be enforceable alternatively, successively or concurrently as the Lender may deem expedient. No failure or delay on the part of the Lender in exercising any of its options, powers or rights or partial or single exercise thereof, shall constitute a waiver of such option, power or right.

ARTICLE VII

MISCELLANEOUS

7.01 Taxes. The Borrower agrees to indemnify and hold the Lender harmless against any taxes, assessments or charges assessed by any governmental authority or actual documented costs of any litigation or proceedings arising by reason of the execution and delivery of this Agreement, the Note, the other Transaction Documents, any recordings with respect to the Pledged Property or any use of the proceeds of the financing. The Lender shall undertake to make deductions, withholdings and tax reports with respect to payments and benefits under this Agreement to the extent that it reasonably and in good faith believes that it is required to make such deductions, withholdings and tax reports. Nothing in this Agreement shall be construed to require the Lender to make any payments to compensate the Borrower for any adverse tax effect associated with the Loan.

7.02 Payment Dates. If the due date for any payment of principal is extended by operation of law, Interest shall be payable for such extended time. If any payment required by this Agreement becomes due on a day which is not a Business Day, such payment may be made on the next succeeding Business Day and such extension shall be included in computing Interest in connection with such payment.

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7.03 Notices. Except as otherwise provided, all notices hereunder shall be in writing and shall be deemed adequately given if sent first class mail registered or certified, return receipt, or by nationally recognized overnight delivery service, or by hand to the Lender, at its primary office location, and to the Borrower, at its address as listed in the Lender’s records, or any other address specified in writing to the person given such notice.

7.04 Changes, Waiver, Etc. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated or any consent thereunder granted orally, but only by a statement in writing. Any waiver or amendment of any provision hereof may be granted or effected, with the consent of the Borrower, by a written instrument signed by the Lender. No failure or delay by the Lender in exercising any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies otherwise provided by law.

7.05 Binding Effect of Agreement. This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lender and their respective successors and assigns, provided, however, that the Borrower may not assign or transfer the rights hereunder without the prior written consent of the Lender.

7.06 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED IN ACCORDANCE WITH, AND ENFORCED UNDER, THE LAW OF THE STATE OF DELAWARE APPLICABLE TO AGREEMENTS OR INSTRUMENTS ENTERED INTO AND PERFORMED ENTIRELY WITHIN SUCH STATE.

7.07 Jurisdiction, Waiver Of Jury Trial, Etc.

(a) EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY AGREES THAT THE ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY AGREEMENTS OR TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA LOCATED IN NEW YORK, NEW YORK AND HEREBY EXPRESSLY SUBMITS TO THE EXCLUSIVE PERSONAL JURISDICTION AND VENUE OF SUCH COURTS FOR THE PURPOSES THEREOF AND EXPRESSLY WAIVES ANY CLAIM OF IMPROPER VENUE AND ANY CLAIM THAT SUCH COURTS ARE AN INCONVENIENT FORUM. EACH PARTY HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO ITS ADDRESS AS SET FORTH IN SECTION 7.03, SUCH SERVICE TO BECOME EFFECTIVE 10 DAYS AFTER SUCH MAILING.

(b) EACH PARTY TO THIS AGREEMENT WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. THE BORROWER (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE LENDER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (II) ACKNOWLEDGES THAT THE LENDER HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS TO WHICH IT IS PARTY BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED HEREIN.

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7.08 Further Assurances. The Borrower shall, at its expense, make execute, deliver or cause to be done, executed and delivered all such further acts, documents and things as the Lender may reasonably require for the purposes of giving effect to this Agreement.

7.09 Counterparts; Facsimile, Digital or Electronic Signatures. This Agreement may be signed in counterparts with the same effect as if the signatures hereto and thereto were upon the same instrument. This Agreement may be transmitted and/or signed by facsimile, digital, or electronic transmission and/or signature. The effectiveness of any such signatures shall have the same force and effect as manually-signed originals and shall be binding on all parties to this Agreement.

7.10 Lender. Actions to be taken by the Lender may be made by subsidiaries of the Lender on behalf of the Lender and payments to be made by Lender may be made to subsidiaries of the Lender on behalf of the Lender.

7.11 Limited Recourse. The Lender and the Borrower hereby agree that any claim against the Borrower which may arise under this Agreement or under the Note and any judgment, order or execution entered in any suit, action or proceeding, whether legal or equitable, with respect to this Agreement or the Note shall be obtained or enforced solely against the Pledged Property (and not against any other assets of the Borrower) for the purpose of obtaining satisfaction and payment of the obligations of the Borrower hereunder or under the Note or any claims arising hereunder or under the Note.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed, under seal, as of the date first set forth above.

KRISPY KREME HOLDINGS, INC.

By:
Name:
Title:

JOSHUA CHARLESWORTH

By:

ANNEX A TO LOAN AGREEMENT

NOTE

$1,500,000	, 2017

For value received, the undersigned promises to pay to the order of Krispy Kreme Holdings, Inc., a Delaware corporation (the “Lender”), on or before                                     , 2026 (the “Maturity Date”) the principal sum of $1,500,000 or, if less, the aggregate unpaid principal amount of all advances made by the Lender under the Loan Agreement referred to below, and outstanding at Maturity Date together with interest thereon or on such portion thereof as may be from time to time outstanding, at such rate or rates, and payable at such times and manner, as are provided in the said Loan Agreement. Payments of principal and interest shall be made by wire transfer of immediately available funds to an account designated by the Lender.

This Note is issued under the Loan Agreement dated as of                                 , 2017, between the undersigned, as the Borrower, and the Lender, and is subject to the terms and conditions of the Loan Agreement. Upon the occurrence of certain events, as specified in the Loan Agreement, the principal of this Note may be declared due and payable in the manner and with the effect provided in the Loan Agreement.

The undersigned hereby agrees to pay on demand all costs and expenses (including, without limitation, reasonable attorneys’ fees and disbursements) paid or incurred by the holder in enforcing this Note on default or in connection with any bankruptcy, reorganization, receivership or other insolvency proceeding involving the undersigned.

THE UNDERSIGNED HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED ON THIS NOTE OR ENFORCEMENT OF THIS NOTE AND AGREES THAT IT WILL NOT SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.

This Note shall take effect as a sealed instrument and be governed by the laws of the State of Delaware. This Note may be transmitted and/or signed by facsimile, digital, or electronic transmission and/or signature. The effectiveness of any such signature shall have the same force and effect as a manually-signed original and shall be binding on the undersigned.

JOSHUA CHARLESWORTH

By:

EXHIBIT E

RELEASE AGREEMENT

I understand that my employment with Krispy Kreme Doughnut Corporation, (the “Company”) terminated effective (the “Separation Date”). The Company has agreed that if I choose to sign this Release Agreement (“Release”), the Company will pay me certain severance benefits (minus the standard withholdings and deductions) pursuant to the tennis of the Key Employee Agreement entered into as of the                     day of January, 2017, between myself and the Company (the “Agreement”). I understand that I am not entitled to such benefits unless sign this Release, and it becomes fully effective. I understand that, regardless of whether I sign this Release, the Company will pay me all of my accrued salary and vacation through the Separation Date, to which I am entitled by law.

In consideration for the severance benefits I am receiving under the Agreement, as described therein, I hereby agree to release the Company and any of its affiliates and their past and present officers, directors, agents, attorneys, employees, shareholders, parents, subsidiaries, affiliates, successors, and assigns, of and from any and all claims, liabilities, demands, causes of action, costs, expenses, attorneys’ fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, known or unknown, suspected and unsuspected, disclosed and undisclosed, liquidated or contingent, arising out of or in any way related to agreements (including the Agreement), events, acts or conduct at any time prior to and including the execution date of this Release, including but not limited to: any and all such claims and demands directly or indirectly arising out of or in any way connected with my employment with the Company or the conclusion of that employment; claims or demands related to salary, bonuses, commissions, incentive payments, stock, stock options, or any ownership or equity interests in the Company or any of its affiliates, vacation pay, personal time off, fringe benefits, expense reimbursements, severance benefits, or any other form of compensation; claims pursuant to any federal, any state or any local law, statute, common law or cause of action including, but not limited to, the federal Civil Rights Act of 1964; the Civil Rights Act of 1991; the Age Discrimination in Employment Act (the “ADEA”); the Older Workers Benefit Protection Act; the Family and Medical Leave Act; the Employee Retirement Income Security Act of 1974; the federal; Americans with Disabilities Act; the Minnesota Human Rights Act; and claims under Minn. Chapter 181; all as may have been amended; tort law; contract law; wrongful discharge; discrimination; harassment; fraud; misrepresentation; defamation; libel; emotional distress; and breach of the implied covenant of good faith and fair dealing; provided, however, that nothing in this Release shall waive rights or claims (i) that arise wholly out of events or actions that occur after the date I sign this Release; (ii) to enforce the terms of this Release; (iii) for accrued vested benefits under the terms of the medical, dental, life insurance or employee benefit plans; (iv) for coverage under the directors and officers liability insurance policies, or relating to indemnification rights I may have under the Agreement, the Company’s governing documents or otherwise; (v) relating to my vested equity compensation or as a stockholder of the Company or any of its affiliates; or (vi) claims that cannot be legally waived under applicable law including my ability to file a charge or participate in a proceeding with the EEOC, provided, however, that this release is a release of all claims for damages or other individual relief that could otherwise be granted pursuant to such claim.

I hereby acknowledge, represent and agree that: (a) I have been given a period of twenty-one (21) days to consider the terms of this Release and that I must sign this Release within the 21-day period to receive any severance payments and benefits under the Agreement, although I may sign it sooner if I so choose; (b) the Company has advised me in writing by way of this paragraph to consult with an attorney prior to executing this Release; (c) I have received valuable and good consideration to which I would not otherwise be entitled in exchange for this Release; and (d) I am knowingly and voluntarily waiving and releasing any rights I may have, including those under the federal ADEA. I agree that changes in this Release, whether material or not will not restart the 21-day consideration period.

I further acknowledge and agree that this Release shall not become effective or enforceable until the eighteenth (18th) day after it is executed by me (“Effective Date”) and that I may revoke this Release at any time within 15 days after I execute it. I have been informed and understand that any such revocation must be in writing and delivered to the Company by hand, or sent by mail within the 15-day period. If delivered by mail, the revocation must be: (1) postmarked within the 15-day period, (2) properly addressed as set forth below, and (3) sent by certified mail, return receipt requested. This 15-day period includes and is not in addition to the 7-day revocation or rescission period under the ADEA. I understand that if I revoke or rescind this Release, I will not be entitled to any of the severance benefits that might otherwise be payable to me under the Agreement.

I accept and agree to the terms and conditions stated above:

Date
JOSHUA CHARLESWORTH